UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
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Preliminary 2016 Proxy Statement

IMPORTANT VOTING INFORMATION
If you owned shares of NorthWestern Corporation common stock at the close of business on February 22, 2016, you are entitled to one vote per share upon each matter presented at the annual meeting of stockholders to be held on April 20, 2016. Stockholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.
Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at this stockholders meeting, except on ratification of our appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank, or other financial institution before the date of the annual meeting.
YOUR VOTE IS IMPORTANT
Your vote is important. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.
ASSISTANCE
If you have any questions about the proxy voting process, please contact the broker, bank, or other financial institution where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (605) 978-2945 or by email at investor.relations@northwestern.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2016
The Notice of Annual Meeting, Proxy Statement, and 2015 Annual Report to
Stockholders are available on the internet at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING IN PERSON OR BY WEBCAST
Only stockholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person. If you wish to attend the annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. You may be asked to provide photo identification, such as a driver’s license.
The annual meeting will be webcast (audio and slides) simultaneously with the meeting. You may access the webcast from our website at www.northwesternenergy.com under Our Company / Investor Relations / Presentations and Webcasts. A replay of the webcast will be available at the same location on our website through May 20, 2016.

March 7, 2016

Notice of 2016 Annual Meeting and Proxy Statement

Dear Fellow NorthWestern Corporation Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders to be held on Wednesday, April 20, 2016, at 10:00 a.m. Mountain Daylight Time at the NorthWestern Energy Montana Operational Support Office, 11 East Park Street, Butte, Montana.

At the meeting, stockholders will be asked to elect the Board of Directors, to ratify the appointment of our independent registered public accounting firm for 2016, to hold an advisory vote on the compensation of our named executive officers, to approve an amendment to our Certificate of Incorporation, and to transact any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.
YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting in person, we urge you to vote promptly through the internet, by telephone or by mail.
If you are unable to attend our annual meeting in person, we are pleased to offer an audio webcast of the meeting. The webcast can be accessed live on our website at www.northwesternenergy.com under Our Company / Investor Relations / Presentations and Webcasts, or you can listen to a replay of the webcast, which will be archived on our website at the above location for
30 days after the meeting.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Robert C. Rowe President and Chief Executive Officer

Notice of the
2016 Annual Meeting of Stockholders

Meeting Date:	April 20, 2016
Meeting Time:	10:00 a.m. Mountain Daylight Time
Location:	NorthWestern Energy Montana Operational Support Office, 11 East Park Street, Butte, Montana
Record Date:	February 22, 2016
Purposes of the Annual Meeting:

●	Election of seven individuals to serve as members of our Board of Directors for a one-year term. Each of the individuals nominated for election currently serves on our Board.

●	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016.

●	Advisory vote on the compensation for our named executive officers.

●	Approval of an amendment to the director removal provision of our Certificate of Incorporation.

●	Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
Stockholders, or their legal proxy holders, owning NorthWestern Corporation common stock at the close of business on February 22, 2016, the record date, are entitled to vote at the annual meeting.
Only our stockholders, their legal proxy holders as of the record date, or our invited guests may attend the annual meeting in person. The annual meeting will be webcast (audio and slides) simultaneously with the meeting.
On or about March 7, 2016, we mailed to our stockholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the internet, or (2) a copy of our proxy statement, a proxy card, and our 2015 Annual Report.
By Order of the Board of Directors,

Timothy P. Olson
Corporate Secretary

2016 Proxy Statement
March 7, 2016
This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the Board) of NorthWestern Corporation d/b/a NorthWestern Energy (NorthWestern, the company, we, us, or our) in connection with our 2016 Annual Meeting of Stockholders. See the Proxy Statement Glossary on the inside back cover for additional definitions used in this proxy statement.
Proxy Summary
Items of Business to Be Considered at the Annual Meeting
Our Board asks you to vote on the following items at the annual meeting:

Œ
Election of seven individuals to serve as members of our Board for a one-year term.
Each of the individuals nominated for election currently are serving on our Board, and each previously were elected by at least 99.6% of votes cast in 2015.

	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016.
Ž
Advisory vote on the compensation for our named executive officers. Our 2015 executive compensation program maintained the compensation structure previously approved by 99.4% of votes cast in 2015, while increasing “at risk” pay for executives to enhance pay for performance alignment.


Approval of the amendment of the director removal provision of our Certificate of Incorporation. If approved, the amendment would permit removal of directors with or without cause by a majority of shares outstanding and entitled to vote.

	Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
Immediately following this Proxy Summary, the “Proposals Requiring Your Vote” section of this proxy statement provides additional details concerning the first four items of business.
2015 Executive Compensation Overview
Alignment of Compensation with Stockholder and Customer Interests
Our executive compensation program is designed to align the long-term interests of our executives, stockholders, and customers. About 74 percent of the compensation of our chief executive officer, or CEO, and about 57 percent of the compensation of our other named executive officers is at risk in the form of performance-based incentive awards. These awards use Board-established metrics that, according to our independent compensation consultant, are generally more difficult to achieve than the companies in the peer group we have utilized for executive compensation purposes. We also require our executives to retain meaningful ownership of our stock. This structure influences our executives to focus on both short- and long-term performance and provides a reward to our executives, stockholders, and customers when we achieve both our financial and operating objectives. For the three-year period ended December 31, 2015, we provided a return to our stockholders higher than any of those same peer companies; during 2015, we provided an above average return relative to these peers. Our CEO to median employee pay ratio for 2015 was 19:1.

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Proxy Summary

Shareholder Feedback on Compensation
At our 2015 annual meeting, our compensation program was approved by 99.4 percent of votes cast. In light of the overwhelming approval from our stockholders, we have not changed the overall structure of our executive compensation program for 2015. We continue to use the same compensation components and operate within the parameters previously approved by our stockholders.
Executive Compensation Components at a Glance

		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.	Changes for 2015
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	26%	43%	Executives received cost of living adjustment provided to all employees; five executives received additional increases to remain market competitive
Annual Cash Incentive Variable, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	21%	18%	No change for 2015
Long-Term Incentive Program Awards Variable, paid in equity	Based on EPS, ROAE, and TSR performance over three-year vesting period	40%	30%	Increased target opportunity for two executives to align with market median
Executive Retention / Retirement Program Awards Variable, paid in equity	Based on net income performance over a five-year vesting period; paid over five-year period following separation from service	13%	9%	No change for 2015
Performance Against Targets

2015 Annual Cash Incentive Outcome*		2013 Long-Term Incentive Program Vesting
Financial (55%) – % of Target Achieved	99.6%	ROAE / Avg. Net Inc. Growth – % of Target Achieved	154.5%
Safety** (15%) – % of Target Achieved	125.0%	Relative TSR – % of Target Achieved	180.0%
Reliability (15%) – % of Target Achieved	64.7%	Total Payout to Participants*	167.3%
Customer Sat. (15%) – % of Target Achieved	106.7%
Total Funding for Executives	80%	* Each component weighted 50% for total payout
* Also subject to individual performance multiplier ** Safety component forfeited due to employee fatality
2015 Corporate Governance Overview
As previously announced, one of our Board members, Denton Louis Peoples, will be retiring at the end of his current annual term. We will be reducing the size of our Board to seven members effective upon his retirement. The seven nominees for director currently serve on our Board and were elected in 2015 by at least 99.6 percent of the votes cast. Each of our Board members is independent, with the sole exception of our CEO. Our Board is led by an independent chair, and our three Board committees – Audit; Human Resources; and Governance and Innovation – are chaired by and composed entirely of independent directors.
We made no material changes to our corporate governance practices for 2015. We are proposing an amendment to our Certificate of Incorporation which, if approved by stockholders, would permit the removal of directors, with or without cause, by a majority of the shares outstanding and entitled to vote. Currently, our Certificate of Incorporation provides that the removal of directors is permitted only for cause by a supermajority (two-thirds) vote. If the proposed amendment is approved, our Board intends to adopt a conforming change to our bylaws.

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Proposals Requiring Your Vote
At the annual meeting, our Board will present and ask you to vote on four proposals: the election of seven directors, the ratification of the appointment of our independent registered public accounting firm, an advisory vote on executive compensation, and the amendment of our Certificate of Incorporation. These four proposals are discussed individually in more detail on the following pages of this proxy statement.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, and 4.
When voting by internet or telephone, you will be instructed how to cast your vote for or against or to abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

Proposal 1
Election of Directors

Our Board is nominating seven individuals for election as directors at the annual meeting. All nominees are currently serving as directors of the company. In accordance with our certificate of incorporation and our bylaws, all members of our Board are elected annually, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our bylaws currently authorize a Board consisting of not fewer than five nor more than 11 persons. We currently have eight seats on our Board. However, as previously announced, one of our current directors, Denton Louis Peoples, will be retiring as of the Annual Meeting. Effective as of that date, the Board will reduce the number of directors to seven. If any director is not elected or is unable to complete his or her term, the Board, by resolution, may further reduce the number of directors or choose a substitute to fill the vacant position.

The nominees for election to the seven positions on our Board, selected by our Governance and Innovation Committee, or Governance Committee, and proposed by our Board to be voted upon at the annual meeting, are:

Biographical information and the individual qualifications of each nominee are described beginning on page 52 of this proxy statement.
Our goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that the committee believes are necessary for one or more directors to

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Proposal 1 — Election of Directors

possess. Instead, in considering director candidates, the Governance Committee considers the diversity of our Board and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the range of skills, experience, and background of each director, based on the following: integrity, accomplishments, business judgment, experience and education, commitment, representation of stockholders, industry knowledge, independence, financial literacy, race, and gender. With the exception of the company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines. Our Board also determined that no family relationships exist with any current directors, executive officers or newly-nominated directors, except that current directors Dana Dykhouse and Jan Horsfall are first cousins.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board and provide skills and personal experiences that add to and complement the skills, experience, and background of the Board as a whole and are needed to achieve the company’s corporate objectives. A director’s ability to contribute to the Board, the time he or she has available and his or her participation on other boards also are considered because we believe these are important factors that enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The Governance Committee believes that our incumbent Board members collectively possess the experience, skills, and attributes necessary to lead the company to a long and successful future.
Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote “FOR” the election of director nominees Adik, Bradley, Draper, Dykhouse, Horsfall, Johnson, and Rowe to hold office as directors until the next annual meeting of stockholders in 2017 and until their successors are duly elected and qualified. All nominees have advised the Board that they are able and willing to serve as directors.
If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than seven nominees.
Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for purposes of determining whether a quorum is present. Stockholders do not have the right to cumulate their vote for directors. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described below, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly tender his or her resignation following certification of the stockholder vote.
Under this policy, the Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

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Proposal 1 — Election of Directors

However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.
The Board of Directors recommends a vote “FOR” the election of each of our director nominees.
Proposal 2
Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016, and recommends that stockholders vote for ratification of such appointment. Although action by the stockholders is not required by law, the Audit Committee and the Board have determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the appointment, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the company and its stockholders. The Audit Committee is not required to take any action as a result of the outcome of the vote on this matter. However, in the event of a negative vote on ratification, the Audit Committee will reconsider its appointment.

Representatives of Deloitte will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions. The table below presents a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2014 and 2015.

Fee Category	Fiscal 2014 Fees ($)	Fiscal 2015 Fees ($)
Audit fees	1,322,600	1,285,875
Audit-related fees	—	—
Tax fees	367,325	168,628
All other fees	—	—
Total fees	1,689,925	1,454,503
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2015, this amount includes estimated billings for the completion of the 2015 audit, which Deloitte rendered after year-end.
Audit-related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees in fiscal 2014 and 2015.

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Proposal 2 — Ratification of Independent Registered Public Accounting Firm

Tax Fees
Tax fees consist of fees billed for tax compliance, tax advice and tax planning.
All Other Fees
All other fees consist of fees for products and services other than the services reported above. In fiscal years 2014 and 2015, there were no other fees.
Pre-approval Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, and tax services and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2015, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the tax fees.
Leased Employees
In connection with their audit of our 2015 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte. Brokers may vote a client’s proxy in their own discretion on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Corporation for the fiscal year ending December 31, 2016.
The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

Proposal 3
Advisory Vote to Approve Named Executive Officer Compensation

The company is providing stockholders an opportunity to provide an advisory vote to approve named executive officer compensation (or a say-on-pay vote), as required by Section 14A of the Exchange Act. Through the say-on-pay vote, we are asking you to support the compensation of our named executive officers as we have described it in this proxy statement. We hold advisory votes on executive compensation every year. Our Board decided on annual votes after most of our stockholders voted for that preference in 2011. We will continue to hold annual advisory votes on executive compensation until our next vote on the frequency of stockholder votes on executive compensation, which will occur at our 2017 annual meeting.

At our annual meeting in 2015, we asked our stockholders to approve, on an advisory basis, a say-on-pay resolution regarding the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. Our say-on-pay resolution and the 2014 compensation of our named executive officers was approved by 99.4 percent of the shares present and entitled to vote on the matter.
Your say-on-pay vote will provide insight and guidance to us and our Board regarding your sentiment about our executive compensation philosophy, policies and practices. While the say-on-pay vote is advisory and not binding on our company, we and our Board will consider the guidance received by the vote when determining executive compensation for the remainder of 2016 and beyond. For the reasons summarized below, we ask that you support our executive compensation and vote in favor of the say-on-pay proposal outlined below.
We consider our executive compensation programs to be instrumental in helping us achieve strong financial performance and other key non-financial objectives, such as safety, reliability, and customer satisfaction. Our programs are designed to attract, motivate, and retain a highly qualified executive team that is able to achieve corporate objectives and create long-term stockholder value. Our Human Resources Committee, or HR Committee, and our Board believe the company’s overall executive compensation program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives and our stockholders. The “Compensation Discussion and Analysis,” or CD&A, section, starting on page 13 of this proxy statement, and the “Compensation of Executive Officers and Directors” section, starting on page 37, provide more detailed discussions of our specific executive compensation programs.
Our compensation programs are substantially tied to our key business objectives and the success of our stockholders. As described in the “Compensation Discussion and Analysis” section, one component of our compensation philosophy is that a significant portion of our executives’ compensation should be at-risk in the form of incentive awards that are paid, if earned, based on individual and company performance. Our short-term and long-term incentive programs demonstrate this philosophy. More than half (55 percent) of the weighting of the potential annual incentive payment an executive may earn is tied to the company’s success in achieving a net income target established by our HR Committee and approved by our Board. The remainder of the potential annual incentive payment is focused on achieving excellence in operations. With respect to our long-term incentive program, the number of shares actually earned pursuant to long-term incentive awards is based on ROAE, earnings per share growth (prior to 2014 our long-term incentive programs used net income growth instead of earnings per share growth) and TSR relative to the peer group we utilize for executive compensation purposes. If the value we deliver to our stockholders declines, so, too, does the compensation we deliver to our executives.
In addition, we have designed the framework of our short-term and long-term incentive programs for the long haul. Our Board established the framework for our short-term incentive program in 2005. Since establishment, the primary revisions to the program have been with respect to annual targets, generally, to require improvement on a year-over-year basis. Our Board established a long-term incentive plan in 2005, our Equity Compensation Plan. In 2009, our Board granted the first of annual, performance-based awards to the

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

company’s senior employees whose work directly affects our financial results and incorporated performance-based metrics over a three-year period with cliff vesting at the end of that period. The first payouts under such awards occurred in early 2012. In addition, payout of our executive retention / retirement program restricted share units are conditioned on the company’s financial performance over a five-year period with cliff vesting at the end of such period and, if earned, are paid out over a five-year period after the executive’s separation from service with the company.
We believe this framework has contributed greatly to aligning the interests of our stockholders and executives. As illustrated by the following graphics, relative to the companies in the peer group we have utilized for executive compensation purposes, we are providing strong financial results. According to SNL financial and assuming reinvestment of dividends, we have the highest TSR of any of those peer companies over the past three years and a TSR better than the average of those peer companies in 2015. Meanwhile, based on proxy statement disclosures of those companies, our CEO pay has been below average, ranking tenth highest over the past one- and three-year periods for which proxy compensation data is available. The CD&A contains additional details concerning our performance and compensation relative to these peer companies as depicted in the graphics below.

3-YEAR
10th Highest CEO Pay	Highest TSR
of 15 Peers	of 15 Peers

1-YEAR
10th Highest CEO Pay	7th Highest TSR
of 15 Peers	of 15 Peers

-0.5%
NorthWestern
-1.0%
Peer Avg.
S&P Utility
-4.9%

Another component of our compensation philosophy is to target compensation around the middle of the competitive total compensation range, while also considering various factors, including trade area economics, turn-over, tenure, experience and other factors. Our HR Committee closely monitors the compensation programs and pay levels of executives from similar companies as to size and complexity with the assistance of an independent compensation consultant, Willis Towers Watson.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

Our compensation philosophy also is reflected in what we don’t do:

●	We do not make multi-year guarantees for salary increases to our named executive officers.

●	We do not have perquisites for current, former, and/or retired executives that differ materially from those available to employees generally.

●
We do not have any change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in the Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.

●	We do not have employment or golden parachute agreements with any of our executive officers.

●	We do not have a non-performance-based top hat plan or separate retirement plan available only to our executive officers. We do maintain a performance-based executive retention / retirement program.

●	We do not provide tax gross-ups to our named executive officers.

●	We do not pay dividends or dividend equivalents on unvested performance shares or units.

●	We do not allow our executives to hedge or pledge company securities.
Finally, we believe our compensation philosophy is reflected in the high level of corporate governance we maintain over our executive compensation programs. Our HR Committee consists entirely of independent members. Moreover, our HR Committee, our CEO, and our executive in charge of human resources engage in an annual talent review process to address succession and executive development for our CEO and other key executives. Our HR Committee also conducts an annual performance assessment of our CEO and determines appropriate adjustments to all elements of his total compensation based on individual and company performance.
We believe that the summary information we have provided with this proposal and the more detailed descriptions provided elsewhere in this proxy statement demonstrate that we and our HR Committee have designed our executive compensation programs appropriately to align the long-term interests of management and stockholders.
For all of these reasons, including what we do and don’t do, your vote in support of the compensation of our named executive officers is requested. Accordingly, the Board recommends that stockholders approve our executive compensation program by voting “FOR” the following advisory resolution:
RESOLVED, that the compensation paid to the company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the company’s 2016 proxy statement) is hereby APPROVED.
This advisory vote to approve named executive officer compensation is not binding on the company. However, we and our Board will take into account the result of the vote when determining future executive compensation arrangements.
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting in person at the annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the compensation of the company’s named executive officers, as set forth in the company’s 2016 proxy statement.
The Board of Directors recommends a vote “FOR” adoption of the resolution approving, on an advisory basis, the compensation of the company’s named executive officers, as described in this proxy statement.

10

Proposal 4 — Approve Amendment of Certificate of Incorporation

Proposal 4
Approve Amendment of Certificate of Incorporation

The Board proposes to amend Section 5.3 of our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, which governs the removal of directors. Currently, such section requires that directors may only be removed for cause and only upon a supermajority vote of two-thirds of all stockholders. The Board is recommending that stockholders approve an amendment to such provision to eliminate the “for cause” removal restriction and to change the supermajority vote requirement to a simple majority.

If the proposed amendment to the Certificate of Incorporation is approved by stockholders, the Board will adopt conforming amendments to our Bylaws.

Rationale for the Amendment
On December 21, 2015, the Delaware Chancery Court issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, which permitted the removal of VAALCO’s directors by its stockholders only for cause. The Chancery Court held that, in the absence of a classified board or cumulative voting, VAALCO’s “only-for-cause” director removal provisions conflict with Section 141(k) of the Delaware General Corporation Law and are therefore invalid.
Article 5, Section 5.3 of our Certificate of Incorporation contains similar “only-for-cause” director removal provisions, and we do not have a classified board of directors or cumulative voting. In light of the VAALCO decision, our Board considered this provision and a similar provision in Section 3.6 of our Bylaws and concluded that the “only-for-cause” restriction with respect to removal of directors should be eliminated.
The Board also considered the supermajority approval requirement in Section 5.3 of our Certificate of Incorporation and Section 3.6 of our Bylaws. The Board considered the advantages of maintaining supermajority approval in light of our current circumstances, including that the supermajority requirement promotes Board continuity and stability. The Board also understands that the supermajority requirement provides protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board prior to the end of their annual terms.
While the Board continues to believe that these are important considerations, the Board also considered the potential advantages of removing supermajority approval in light of our current circumstances, including that our Board is unclassified and that our directors serve annual terms at the pleasure of stockholders. In other words, our stockholders already evaluate directors on an annual basis.
After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate of Incorporation, the text of which is provided below, and a recommendation that stockholders adopt this amendment by voting in favor of this proposal. The Board also approved a conforming amendment to our Bylaws, and the Company previously announced it would not attempt to enforce the “only-for-cause” director removal provisions in the Certificate of Incorporation or Bylaws.
Proposed Amendment
If the proposed amendment to the Certificate of Incorporation is approved, Section 5.3 of the Certificate of Incorporation, and only Section 5.3, would be amended to remove the “only-for-cause” restriction on removal of directors and to replace such section’s supermajority approval requirement with a majority approval requirement. All other sections of the Certificate of Incorporation would be maintained in their current form.

11

Proposal 4 — Approve Amendment of Certificate of Incorporation

With respect to the proposed modifications to Section 5.3 of the Certificate of Incorporation, if stockholders approve this proposal, Section 5.3 would be revised as follows (new language is indicated by underlined text; language to be deleted is indicated by strikethrough):
Section 5.3 Removal of Directors. Except for directors elected by a series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed, ~~but only for~~ with or without cause, ~~and only~~ by the ~~affirmative vote of the~~ holders of a majority ~~at least sixty six and two-thirds percent (66 2/3%)~~ of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of Directors, voting together as a single class. Nothing in this Section 5.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to remove Directors pursuant to any applicable provision of the Certificate of Incorporation.
If the proposed amendment to the Certificate of Incorporation is approved by stockholders, the Board will adopt conforming amendments to our Bylaws.
Required Stockholder Approval
Under the Certificate of Incorporation, the proposed amendment to the Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company. Accordingly, this proposal will be approved upon the affirmative vote of the holders of 50% of our outstanding common stock. Abstentions and broker non-votes will have the same effect as an “Against” vote with respect to this proposal.
Legal Effectiveness
If the proposed amendment to the Certificate of Incorporation is approved by the requisite vote of our stockholders, the modification will become effective upon the filing of an appropriate amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would file promptly after the 2016 Annual Meeting of Stockholders.
The Board of Directors recommends a vote “FOR” approval of the amendment to our Certificate of Incorporation.

12

Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by the HR Committee of our Board and the rationale and processes used to determine the 2015 compensation of our executive officers. This includes the objectives and specific elements of our compensation program, including cash compensation, equity compensation, and post-termination compensation. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section. For ease of reference, a table of contents specific to this CD&A is provided below.
This CD&A is organized into the following sections:

●	Executive Summary — Highlights of our 2015 executive compensation program and results.

●	Pay for Performance — How our pay and performance, relative to our peers, provides value to our stockholders.

●	Say-on-Pay Results — Details about our Board's consideration of prior shareholder voting results concerning executive compensation.

●	Governance of Our Executive Compensation Programs — How our HR Committee oversees our executive compensation program.

●	Targeted Overall Compensation and Competitive Analysis — How our HR Committee determined 2015 compensation levels.

●	Executive Compensation Components — Details about our 2015 executive compensation program.

●	Other Compensation Policies — Information on other aspects of our compensation philosophy.

CD&A Table of Contents	Page
Executive Summary .......................................................................................................................................	14
2015 Results	14
Compensation Practices	16
Compensation Components	17
Pay for Performance ......................................................................................................................................	18
Value Provided to Stockholders	18
Performance Relative to Our Peers	19
Peer Group for 2015	19
Say-on-Pay Results ........................................................................................................................................	21
Governance of Our Executive Compensation Program .............................................................................	21
Human Resources Committee	21
Independent Compensation Consultant	22
Decision-Making Process and Role of Executive Officers	22
Targeted Overall Compensation and Competitive Analysis .......................................................................	22
Compensation Philosophy	22
Independent Compensation Consultant Data and Analysis	23
CEO Pay Ratio and Wealth Accumulation	24
Components of Executive Compensation for 2015 .....................................................................................	26
Base Salary	26
Annual Cash Incentive Awards	27
Long-Term Performance-Based Equity Awards under the Equity Compensation Plan	31
2015 Long-Term Incentive Program Performance Unit Grants	32
2015 Executive Retention / Retirement Program Restricted Share Grants	33
Vesting of 2013 Long-Term Incentive Program Performance Unit Grants in 2015	34
Other Compensation Policies .......................................................................................................................	35
Stock Ownership Guidelines	35
Retirement and Other Benefits	35
Severance and Post-Termination Benefits	36
Non-Qualified Deferred Compensation	36
No Employment Agreements	36
Tax Treatment of Certain Compensation	36

13

Compensation Discussion & Analysis

Executive Summary
2015 Results
In 2015, we continued to show strong operating results, which have translated into returns for our stockholders. We achieved our best ever safety results and customer satisfaction rating, while providing our customers with reliable service and our stockholders with returns among the industry leaders.

●	Our net income grew 25.4 percent to $151.2 million in 2015 from $120.6 million in 2014.

●
For the three-year period ending December 31, 2015, our total shareholder return (TSR) was 73.9 percent (as calculated by SNL Financial and assuming reinvestment of dividends), a return that was the highest in our peer group and significantly above our peer group average (50 percent), the S&P utility index (39 percent), and the S&P 500 index (53 percent), over that same time period.

●	Our return on average equity (ROAE) has averaged 10.1 percent over the last three years.

●	In 2015, we paid an annual dividend of $1.92 per share, which provided a dividend yield of approximately 3.5 percent, based on our closing stock price of $54.25 per share on December 31, 2015.
We were able to continue to achieve these strong operating results during 2015, while successfully completing our first general electric rate case in South Dakota since 1980 and simultaneously acquiring the 80 megawatt Beethoven wind project located near Tripp, S.D., for approximately $143 million. As a result of the South Dakota electric rate case, the South Dakota Public Utilities Commission authorized NorthWestern to increase base rates by $20.2 million annually, based on an overall rate of return of 7.24%, and to collect approximately $9 million annually related to the Beethoven wind project, even though the acquisition occurred after NorthWestern filed the general electric rate case.
In spite of this strong operating performance and completion of the South Dakota electric rate case and the Beethoven wind project acquisition, the overall compensation of our executives ranks near the bottom of our peer group, which is identified on page 19 of this proxy statement. In summary, for 2014 (the most recent year for which our peer group executive compensation is publicly available):

●
Our named executive officers had an average compensation (as published in the 2014 proxy statement Summary Compensation Table for each respective company, excluding change in pension value) that was less than all but four of the other 14 companies in our peer group, with our average compensation per named executive officer of approximately $1.07 million versus the median of the average compensation per named executive officer of our peer group of approximately $1.35 million.

●	Our CEO’s total compensation was approximately 75 percent of the median total compensation (excluding change in pension value) of the CEOs in our peer group.

Named Executive Officers for 2015

Robert C. Rowe	Brian B. Bird
President and Chief Executive Officer	Vice President and Chief Financial Officer

Heather H. Grahame	Curtis T. Pohl
Vice President and General Counsel	Vice President - Distribution

Bobbi L. Schroeppel
Vice President - Customer Care, Communications and Human Resources

14

Compensation Discussion and Analysis

Relative to our peers, we are providing strong financial results, with the highest TSR of any of our peers from 2013 to 2015 (according to SNL Financial and assuming reinvestment of dividends) and a TSR better than the average of our peer group in 2015. Meanwhile, our CEO pay has been below average, ranking tenth highest over the last one- and three-year periods for which proxy compensation data is available. Later in this CD&A, we provide additional details concerning (1) the compensation of our executives in comparison to our peers as summarized above, (2) the graphics below, and (3) the members of our peer group.

3-YEAR
10th Highest CEO Pay	Highest TSR
of 15 Peers	of 15 Peers

1-YEAR
10th Highest CEO Pay	7th Highest TSR
of 15 Peers	of 15 Peers

We consider our executive compensation program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3 — Advisory Vote to Approve Named Executive Officer Compensation.
Our overarching philosophy concerning executive compensation is that it should be structured to be market competitive and to align the long-term interests of our executives, our stockholders and our customers so that the compensation appropriately reflects performance in achieving financial and non-financial operating objectives. In order to live up to our philosophy, we believe that a significant portion of an executive’s compensation should be “at-risk” in the form of performance-based incentive awards that are paid, if earned, as a result of individual and company performance.

15

Compensation Discussion & Analysis

Our executive compensation program is designed to:

●	Attract and retain a high-quality executive team by providing competitive compensation and benefits that reflect our financial and operational size;

●	Reward executives for both individual and company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk compensation; and

●	Maximize long-term stockholder value by putting a significant emphasis on financial performance, reliability, safety, and customer satisfaction.

Compensation Practices

Our executive compensation program accomplishes our goals by incorporating certain compensation practices while avoiding other, more problematic or controversial compensation practices.

What We Do
●	Place a significant portion of executive compensation at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and company performance.
●	Utilize multiple performance metrics for long-term incentive awards that align executive and stockholder interests.
●	Target executive compensation around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.

What We Don’t Do
●	Use employment or golden parachute agreements.
●
Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.

●	Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.
●	Allow option repricing or liberal share recycling. Each of these compensation practices are expressly prohibited under our Equity Compensation Plan.
●	Promise multi-year guarantees for salary increases.
●	Provide perquisites for executives that differ materially from those available to employees generally.
●
Maintain non-performance-based top hat plan or separate retirement plan available only to our executive officers. We do maintain a performance-based executive retirement / retention program, with five-year cliff vesting and a five-year payout period after the recipient’s separation from service.

●	Pay tax gross-ups to our named executive officers.
●	Pay dividends or dividend equivalents on unvested performance shares or units.
●	Allow our executives or directors to hedge or pledge company securities.

16

Compensation Discussion and Analysis

Compensation Components
For 2015, our executive compensation package included the same components as in 2014 — base salary, annual cash incentive awards, and long-term equity incentive stock awards. All of the incentive awards (annual and long-term) were performance-based. The annual incentive award utilized financial and operational measures and were issued under our annual incentive plan. The long-term incentive stock awards were issued under our Equity Compensation Plan, targeted multi-year financial performance goals, and consisted of two programs. The first program, our long-term incentive program, or LTIP, was an award of performance units that cliff vest after a three-year performance period tied 50 percent to TSR (relative to our peer group) and 50 percent to earnings per share (EPS) growth and ROAE. The second program, our executive retirement / retention program (ERRP), was an award of restricted share units that cliff vest after a five-year performance period that is tied to improved net income and, if earned, will be paid out over a five-year period after the executive separates from service with the company. Unlike many other companies, we do not offer a non-performance-based supplemental executive retirement plan.

Component	Description	Why we include this component	How we determine amount	Decisions for 2015	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Our CEO and three other executives received the three percent increase generally provided to all employees; our five other executives received additional increases in base salary	To remain market competitive and provide cost of living adjustment
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	There were no changes to the annual cash incentive component for 2015	Not applicable.
Performance Unit Awards under Long-Term Incentive Program (LTIP)	Long-term variable equity compensation, paid following three-year vesting period if corporate performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and stockholders	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Increased target opportunity for two executives	To increase the compensation opportunity for strategic positions to align with market median
Restricted Share Grants under Executive Retention / Retirement Program (ERRP)	Long-term variable, equity compensation, with corporate performance metrics over a five-year vesting period; paid over five-year period following separation from service
In lieu of a non-performance based supplemental retirement benefit, provide market-competitive, performance-based compensation opportunity that aligns interests of executives and stockholders, while encouraging retention and the continuity of our strategic plan
			Peer group and competitive survey data and judgment on internal equity of positions and scope of responsibilities, as well as an assessment of the strategic value of each position	There were no changes to the restricted share grants under the Executive Retention / Retirement Program	Not applicable.

17

Compensation Discussion & Analysis

Pay for Performance
Our HR Committee has designed our compensation program to align pay with performance. Our executives are rewarded for providing value to stockholders and performing relative to our peer group, which is summarized on page 19 of this proxy statement.
Value Provided to Stockholders
As highlighted above in the Executive Summary of this CD&A, the value we have provided to our stockholders over the past one-, two-, and three-year periods has been among the industry leaders and, for the past five years, has surpassed the S&P 500 index and the S&P utility index.
These results we achieved for our stockholders are consistent with the results obtained under our incentive plans. With respect to our annual cash incentive plan for 2015, our financial results were at 99.6 percent of target and our customer satisfaction results were at an all-time high. When combined with our reliability and safety results that were down from prior years due to an extreme weather event and a work-related fatality, our annual cash incentive plan was funded at 80 percent of target for 2015 for executives (due to the work-related fatality) and 88 percent of target for other employees.
The grants of long-term performance units that were made in 2013 pursuant to the LTIP vested on December 31, 2015. The performance measures associated with those grants were measured over a three-year vesting period and were tied to net income growth, ROAE, and TSR. The company had solid results over the three-year vesting period with respect to the LTIP metrics, attaining 16.4 percent average net income growth, 10.1 percent ROAE, and 67.4 percent TSR (second highest of our peers when calculated as required by the LTIP). Based on these results, the LTIP awards paid out at 167.3 percent of target.
The chart below shows the total return on an investment made over that same three-year vesting period and highlights our stock price performance with the S&P 500 and our peer group. TSR in the chart below is computed by SNL Financial and assumes reinvestment of dividends. The chart below shows our TSR of 73.9 percent. However, the calculation required by the LTIP results in a TSR of 67.4 percent for the same period. The difference in these TSRs is the method of calculation required by the terms of our LTIP, which uses a 20-day average stock price at the beginning and end of the performance period and does not assume reinvestment of dividends.

THREE-YEAR TSR

Source: SNL FInancial LC

18

Compensation Discussion and Analysis

The charts below provide another example of pay for performance by illustrating the directional relationship between the compensation of our CEO and company performance over a five-year period based on the three performance metrics utilized in our LTIP performance units.

5-YEAR CEO PAY ALIGNMENT
VS. NET INCOME	VS. ROAE	VS. CUMULATIVE TSR

Net Income is stated in millions. TSR illustrates the growth of $100 invested in our common stock on December 31, 2009, assuming reinvestment of dividends. CEO Compensation is total compensation (excluding change in pension value) as published in the proxy statement Summary Compensation Table.

Performance Relative to Our Peers
As detailed below, relative to our peers, we are producing high performance for low pay. For the three-year period ending December 31, 2015, our TSR was the highest in our peer group (according to SNL Financial and assuming reinvestment of dividends), while our CEO’s compensation was the tenth highest of our 15-member peer group. In addition, the aggregate compensation provided to our named executive officers and the pay multiple of our CEO to the second highest paid named executive officer both lag the median of our peer group.
We also provide value to shareholders by maintaining a relatively small executive team. We currently have nine members on our executive team. As of February 11, 2016, ten of our peers have larger executive teams of eleven or more members; while, four of our peers have fewer than nine executive officers. We believe that having a relatively small executive team creates efficiencies and a stronger team that is more effective as a group.

Peer Group for 2015

ALLETE, Inc.	Empire District Electric Company	PNM Resources Inc.
Avista Corp.	Great Plains Energy Incorporated	Portland General Electric Company
Black Hills Corporation	IDACORP, Inc.	Questar Corporation
Cleco Corporation	MGE Energy Inc.	Vectren Corporation
El Paso Electric Co.	NorthWestern Corporation	Westar Energy, Inc.

Our HR Committee, in consultation with its independent compensation consultant, selects the members of our peer group and periodically examines whether the members continue to meet the criteria for inclusion. The HR Committee uses the following financial criteria to select our peer group: (1) a market capitalization of less than $3 billion, (2) total revenue between $100 million and $5 billion, and (3) energy-related revenue of at least 75 percent of total revenue. The HR Committee also requires that peer group companies either be located near our existing service territory or have both electric and gas customers.
For 2015, our HR Committee, upon the advice of its independent compensation consultant, added Questar Corporation as an additional peer based on the criteria enumerated above.

19

Compensation Discussion & Analysis

The following pay-for-performance charts and tables below reflect relative values for CEO pay that is expressed as a percentage of the highest value in the category and TSR expressed as a percentile of the range between the highest and lowest peer TSRs. The charts and tables demonstrate that, over the past three years, our CEO is generally being compensated at a lower level than the CEOs of most of our peers, while leading strong performance for stockholders relative to our peers, including achievement of the highest TSR for the three-year period ending December 31, 2015 (assuming reinvestment of dividends).
Datapoints within the shaded pay-for-performance alignment band reflect a strong correlation between pay and performance. Datapoints to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.

CEO PAY FOR PERFORMANCE VS. PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
Questar Corporation	100%	Westar Energy, Inc.	100%	Questar Corporation	100%	NorthWestern Corporation	100%
Westar Energy, Inc.	96%	PNM Resources Inc.	97%	Westar Energy, Inc.	92%	IDACORP, Inc.	97%
Avista Corp.	94%	IDACORP, Inc.	96%	PNM Resources Inc.	87%	Westar Energy, Inc.	90%
PNM Resources Inc.	82%	MGE Energy Inc.	92%	Great Plains Energy	84%	Avista Corp.	88%
Black Hills Corporation	81%	Avista Corp.	90%	Avista Corp.	77%	PNM Resources Inc.	82%
Vectren Corporation	80%	Great Plains Energy	74%	Vectren Corporation	76%	Vectren Corporation	81%
Great Plains Energy	73%	NorthWestern Corporation	72%	Black Hills Corporation	73%	Empire District Electric	74%
IDACORP, Inc.	71%	Portland General Electric	72%	IDACORP, Inc.	67%	Great Plains Energy	64%
Portland General Electric	71%	El Paso Electric Co.	72%	Portland General Electric	61%	MGE Energy Inc.	61%
NorthWestern Corporation	55%	Empire District Electric	69%	NorthWestern Corporation	45%	Portland General Electric	59%
ALLETE, Inc.	46%	ALLETE, Inc.	59%	Empire District Electric	44%	Black Hills Corporation	49%
Empire District Electric	46%	Vectren Corporation	56%	ALLETE, Inc.	43%	ALLETE, Inc.	47%
El Paso Electric Co.	33%	Black Hills Corporation	39%	MGE Energy Inc.	29%	El Paso Electric Co.	36%
MGE Energy Inc.	29%	Questar Corporation	0%	El Paso Electric Co.	28%	Questar Corporation	0%

* Relative CEO pay is expressed as a percentage of the highest CEO pay. Relative TSR is expressed as a percentile of the range between the highest and lowest peer TSRs.
Source: CEO Pay for the one-year period is the 2014 total compensation and for the three-year period is the 2012-14 total compensation, as published in the 2013, 2014, and 2015 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. We also excluded Cleco Corporation’s data; due to its pending merger, compensation information for 2014 was not available. Total Stockholder Return is from SNL Financial for the one- and three-year periods ended December 31, 2015, and assumes reinvestment of dividends.

20

Compensation Discussion and Analysis

As with our CEO’s total compensation package, the total compensation provided to our named executive officers, as a group, relative to our peers also demonstrates a strong pay-for-performance alignment for our stockholders. As shown in the charts below, our named executive officer group lags the median total compensation provided to our peer group named executive officers. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated named executive officer is significantly less than our peer group median.

NAMED EXECUTIVE OFFICER PAY VS. PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors.

Say-on-Pay Results
At our annual meeting in 2015, we asked our stockholders to approve, on an advisory basis, a say-on-pay resolution regarding the compensation of our named executive officers as disclosed in the proxy statement for that meeting. Our 2015 say-on-pay resolution and the 2014 compensation of our named executive officers was approved by 99.4 percent of the shares present and entitled to vote on the matter.
Although the results of the vote at the 2015 annual meeting occurred after the HR Committee took action to approve 2015 compensation, the HR Committee and the full Board reviewed the 2015 voting results concerning our say-on-pay resolution and have taken the results into account when establishing compensation for the named executive officers for 2016. The HR Committee believes the results from our 2015 annual meeting affirm our stockholders’ continuing support of the company’s approach to executive compensation. Thus, we believe our executive compensation programs appropriately align the long-term interests of management and our stockholders.
Governance of Our Executive Compensation Program
Human Resources Committee
The HR Committee, composed solely of independent directors, acts on behalf of and with the concurrence of the Board with respect to compensation, benefits, and other employment matters for executives; stock-based compensation plans for employees; the election and appointment of executive officers and other officers; the assessment of the performance of the CEO; and the compensation of non-employee members of the Board. The HR Committee considers several factors including but not limited to (1) the desire to align management (and employee) interests with those of stockholders and customers, (2) the desire to link management pay to both annual and long-term performance, (3) the need to attract talent from both within and outside the utility industry, (4) economic circumstances including turnover and retention considerations, (5) pay for performance (financial and operational) in all areas of compensation, and (6) executives participate in same base plans available to all non-union employees, with no additional perquisites — all of which ultimately influence our executive compensation program.

21

Compensation Discussion & Analysis

Independent Compensation Consultant
In its governance of our executive compensation program, the HR Committee works with Willis Towers Watson, and, to a lesser extent, our CEO and chief financial officer (CFO). Willis Towers Watson, who reports directly to and is retained directly by the HR Committee, advises the HR Committee on an ongoing basis with regard to the general competitive landscape and trends in compensation and executive and director compensation matters, including (1) competitive analysis, (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) handling other matters requested by the HR Committee. A Willis Towers Watson representative attends meetings of the HR Committee as necessary and communicates directly with the chair of the HR Committee.
Decision-Making Process and Role of Executive Officers
The HR Committee works with Willis Towers Watson to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executive officers. With respect to our CEO’s compensation, the HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his total compensation based on individual and company performance. The HR Committee considers our CEO’s preference to have a larger percentage of his pay be at-risk in the form of performance-based compensation and his overall compensation to be below the median of his peers. For the other executive officers, the CEO and CFO make recommendations to the HR Committee for all elements of compensation based on individual performance, market data from our peer group and published survey data. The HR Committee reviews, discusses, modifies, and approves, as appropriate, these compensation recommendations. The HR Committee recommends both CEO and executive officer compensation to the Board for approval. The CEO is not a member of the HR Committee and does not vote on Board matters concerning executive compensation.
The HR Committee’s annual process for determining executive compensation generally begins in July with a review and discussion of the overall timeline for compensation analysis and decision. In October, the HR Committee receives an overview on executive compensation, including a peer compensation analysis, from its independent compensation consultant, which includes preliminary analysis of the design of upcoming annual and long-term incentive opportunities. In December, the HR Committee evaluates the overall executive compensation program, reviews the company’s preliminary five-year financial plan, approves the annual cash incentive plan for the following year, reviews the proposed LTIP for the following year, and approves ERRP grants. In February, the HR Committee reviews the company’s final five-year financial plan, approves executive compensation and approves LTIP grants. In February, the HR Committee also reviews the company’s results under the performance metrics for the annual incentive plan for the prior year and for the LTIP which vested at the end of the prior year and approves payouts under such plans. At each of its regularly scheduled meetings throughout the year, the HR Committee reviews the company’s performance under all outstanding annual and long-term incentive plans.
Targeted Overall Compensation and Competitive Analysis
Compensation Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total compensation, to be market competitive for our executive officers. However, because comparative data is one of several tools that are used in determining executive officer compensation, competitiveness of compensation may fluctuate based on:
●    The level of achievement of our pre-established performance goals;
●    Our TSR compared against our peer group;
●    Individual performance and scope of job responsibilities;
●    Internal equity considerations;
●    Market competitiveness and internal executive turnover; and
●    The executive’s industry and position experience and tenure.

22

Compensation Discussion and Analysis

In order to appropriately align the long-term interests of our executives, stockholders, and customers, we structure our executive compensation so that a significant component of an executive’s compensation is at risk in the form of performance-based incentive awards. Our HR Committee and Board establish metrics for our performance-based incentive awards that, in general, are more difficult to achieve than our peers, based on an analysis our independent compensation consultant conducted. This structure influences our executives to focus on both short- and long-term performance and provides a reward to our executives, stockholders, and customers when we achieve both our financial and operating objectives.
The target compensation mix for our named executive officers changed slightly in 2015 from 2014. As part of the overall compensation package for our named executive officers in 2015, our HR Committee increased the targeted long-term incentive opportunity for two of our named executive officers as described below in the 2015 Long-Term Incentive Program Performance Unit Grants section. As a result, the percentage of at-risk compensation component of the target compensation mix increased for our named executive officers, as a whole, to 64 percent from 62 percent.

For our CEO, 74 percent of the overall targeted compensation (base salary and targeted annual and long-term incentives) relates to performance-based incentive awards. For our named executive officers other than the CEO, that percentage averages 57 percent. The charts below depict the target total compensation mix for our CEO and the average of our other named executive officers.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the HR Committee’s review of executive compensation matters, Willis Towers Watson provides an analysis of the pay levels of a peer group, as well as published survey data that focuses on the energy and utility industry, which is size-adjusted based on our revenues for appropriate market comparison. For 2015, the published survey data included the Willis Towers Watson Compensation DataBank, William M. Mercer’s Executive Benchmark Database and Willis Towers Watson Survey Report on Top Management Compensation. The peer group data is a primary basis for setting compensation for our CEO and CFO because these positions are common among our peers. Both the peer group and survey data are analyzed and considered in setting compensation levels for the remaining named executive officers because these positions or division of responsibilities may not be common among each of our peers.
For long-term incentive purposes, Willis Towers Watson performs its analysis using the published survey data and focuses on companies in the energy services industry, specifically with annual revenues less than $3 billion. The HR Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance, and adjusts each executive’s targeted compensation amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.

23

Compensation Discussion & Analysis

In addition to these efforts, Willis Towers Watson prepares an analysis of market data compiled from the Willis Towers Watson Compensation DataBank for energy services executives. The analysis examines the target direct compensation opportunity for energy services executives, including base salary, target annual incentives, and the expected value of long-term incentives. Using regression analysis, Willis Towers Watson size-adjusts the data to reflect our revenue scope.
Based on this analysis and as illustrated in the chart to the right, the direct compensation opportunity for our highest-paid employees is below the market median of the direct compensation opportunity for the highest-paid employees for energy services companies. For the top five highest-paid employees, our employees’ compensation opportunity is 77 percent of the median; while our top 10, 15, and 20 highest-paid employees have a compensation opportunity that is 89 percent, 85 percent and 84 percent, respectively, of the median.
AGGREGATE COMPENSATION OPPORTUNITY FOR HIGHEST-PAID EMPLOYEES

*Top 5 is based on 2015 proxy data of energy services companies. Top 10, Top 15, and Top 20 are based on a survey of energy services companies completed by Willis Towers Watson. Values exclude any change in pension value.

We also conducted a separate analysis of the 2014 executive compensation of the 14 other companies in our peer group. This internal analysis, which was based on proxy data, examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our named executive officers had an average compensation that was less than all but three of the companies in our peer group, with an average compensation per named executive officer of approximately $1.07 million versus the average compensation per named executive officer of the median of our peer group of approximately $1.35 million. For 2014, our CEO’s total compensation was approximately 75 percent of the median total compensation of CEOs in our peer group.
These analyses demonstrate that, on average, we currently are below the middle of the competitive range. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our HR Committee takes into account when determining executive compensation.
CEO Pay Ratio and Wealth Accumulation

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the HR Committee monitors the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. The HR Committee reviewed a comparison of CEO pay (base salary and incentive compensation) to the pay of all our employees in 2015. The compensation for our CEO in 2015 was approximately 19 times the median pay of our full-time employees.

For several years, we have voluntarily disclosed our CEO to median employee pay ratio in our proxy statement. To determine the median for our prior calculation, we considered only full-time employees as of the last day of the calendar year. Our prior calculation of the ratio included all components of compensation available to our CEO and other employees – base salary, annual cash incentive (at the targeted level), and long-term incentive awards (at the targeted level) – and excluded any benefits (which do not differ materially between executives and employees generally) and any overtime pay that employees received.
As a result of the recently adopted rules under Dodd-Frank Act, beginning with our 2018 proxy statement, the SEC will require disclosure of the CEO to median employee pay ratio for 2017 compensation. The method of calculating the required disclosure for 2017 compensation will differ from the method we previously used in calculating our ratio. Among other differences, we will be required to include: (i) part-time and full-time employees to determine the median employee; and (ii) overtime pay and the value of benefits in the calculation of total compensation.

24

Compensation Discussion and Analysis

Accordingly, in the pay ratio table below, we have presented two calculations of our CEO to median employee pay ratio. The first ratio is calculated using the methodology we have used in our prior proxy statements. We will refer to this ratio as the NorthWestern Calculation. The second ratio is calculated in accordance with what the SEC will require in the future pursuant to Item 402(u) of Regulation S-K. We will refer to the second ratio as the Dodd-Frank Calculation. We believe presentation of these two ratios this year will provide an informative bridge from our practice of voluntarily disclosing our CEO to median employee pay ratio using the NorthWestern Calculation these past several years to the required disclosure of such ratio in the future using the Dodd-Frank Calculation.
With respect to the Dodd-Frank Calculation, we identified the median employee by examining the 2015 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 18, 2015, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2015. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2015 Summary Compensation Table later in this proxy statement.
As illustrated in the table below, our CEO to median employee pay ratio is 19:1 when calculated using the Dodd-Frank Calculation and 26:1 when using the NorthWestern Calculation.

	NorthWestern Calculation			Dodd-Frank Calculation
	President and CEO		Median Employee	President and CEO		Median Employee
Base Salary	$578,231		$79,539	$573,567		$86,838
Annual Cash Incentive
Percent of base salary	80%		6%
Targeted annual cash incentive	$462,585		$4,772
Non-Equity Incentive Plan Compensation				$370,068		$1,570
Performance Unit Awards under Long-Term Incentive Program
Percent of base salary	150%		—%
Targeted long-term incentive	$867,347		$—
Restricted Share Grants under Executive Retention / Retirement Program
Percent of base salary	50%		—%
Targeted executive retention / retirement incentive	$289,116		$—
Stock Awards				$1,131,121		$—
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)				$39,285		$2,755
All Other Compensation				$41,564		$22,734
TOTAL	$2,197,279		$84,311	$2,155,605		$113,897

CEO Pay as Multiple of Median Employee	26	:	1	19	:	1

(1)
These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

The HR Committee reviews annually the wealth accumulation of our executives, considering all of the elements of total compensation paid to each executive officer during the prior five-year period, including base salaries, annual cash incentive bonuses, the value of long-term incentive awards and any special payments made to an individual executive. The HR Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based upon various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of compensation each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth the executive officers accumulate in the future.

25

Compensation Discussion & Analysis

Components of Executive Compensation for 2015

The primary components of total compensation for our executive officers for 2015 were:
●	Base Salary
●	Annual performance-based cash incentive awards; and
●	Long-term performance-based equity incentive awards in the form of performance units and ERRP restricted share units.

The HR Committee believes these compensation components align the interests of our executives and our stockholders by basing a significant portion of total compensation on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market compensation arrangements and individual position and performance. Base salary represents 26 percent of our CEO’s targeted total compensation and, on average, 43 percent of our other named executive officers’ targeted total compensation. Performance-based awards (annual and long-term incentive) represent the remaining portion of targeted total compensation.
The HR Committee also believes that our executive compensation program appropriately mitigates the risk associated with incentive-based pay. The HR Committee has designed the entire program and the metrics under our annual and long-term performance-based incentive components to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our stockholders. If our stockholders benefit from our performance, our executive officers are rewarded. Our ERRP restricted share units also benefit our long-term succession and strategic plan by providing for payment only after the recipient leaves employment with us, and then over a five-year period. Furthermore, we have limited severance packages, we do not maintain a non-performance-based supplemental executive retirement plan, and our retirement, healthcare, and welfare benefit programs for executives are generally the same as for all employees and are discussed in the “Compensation of Executive Officers and Directors” section of this proxy statement. Finally, we maintain stock ownership guidelines for our executives. In light of these pay practices, the HR Committee believes that our executive compensation program appropriately address the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be around the middle of the competitive range, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from market levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best achieves our compensation philosophy, whether or not this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting compensation for such positions.

The HR Committee considers adjustments to base salaries for the executive officers on an annual basis. For 2015, the HR Committee felt that an increase to the base salaries of our executive officers in line with the industry average and the increases provided to our employees generally was reasonable in light of the company’s strong operating results and increased stockholder returns in 2014. The HR Committee also considered that our executive officer base salaries remained below the median compensation of our peers even with the increase and determined to increase the base salaries of certain of our executive officers, including two of our named executive officers, beyond the three percent increases provided to our employees generally. The table to the right sets forth the base salaries for our named executive officers. The base salary adjustments for 2015 were effective April 1, 2015.

	Annualized Base Salary		Increase (%)
Name	2014 ($)	2015 ($)
Robert C. Rowe	561,389	578,231	3.0
Brian B. Bird	368,280	399,952	8.6
Heather H. Grahame	335,127	350,208	4.5
Curtis T. Pohl	263,853	271,769	3.0
Bobbi L. Schroeppel	243,253	250,551	3.0

26

Compensation Discussion and Analysis

Annual Cash Incentive Awards
The overall design of our 2015 annual incentive plan was the same as our previous year’s plan.
Annual cash incentive awards are used to motivate employees to meet and exceed annual company objectives that are a part of our strategic plan. All regular, non-represented employees, including executive officers, participate in the same plan described in this section, and regular, represented employees participate in a separate, but similar, management-designed program. Actual payouts for annual cash incentive awards reflect both (1) company performance based on financial and operational measures and (2) the employee’s individual performance.
There are four factors that determine the amount of the final payout under the annual incentive plan:

(1)	Base salary;

(2)	Target incentive percentage of base salary;

(3)	The annual incentive plan funding percentage (based on financial, safety, reliability, and customer care performance metrics); and

(4)	The individual’s performance multiple.
Actual payouts of annual cash incentive awards are calculated pursuant to the following formula:

Each year, the HR Committee approves a target incentive percentage of base salary for each executive based on the internal and external factors previously noted. Management also annually proposes specific performance targets for the company’s financial and operational measures, which are reviewed, and, after considerable discussion and usually some modification, approved by the HR Committee as well as the Board. Following the end of the fiscal year, the HR Committee reviews data submitted by management on company performance against each of the specific performance targets and determines the degree to which each financial and operational measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the year represents the plan funding percentage for the annual incentive plan.
The funding (as a percentage of target) under the annual incentive plan has ranged from 98 percent to 125 percent for the four previous years, as set forth in the table below.

Historical Funding of Annual Cash Incentive (as a percentage of target)
2011	2012	2013	2014
101%	98%	108%	125%
The HR Committee may use discretion in increasing or decreasing the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual one-time events that significantly impact financial or non-financial results. The HR Committee exercises this discretion only for unusual, non-operational items. As described further below, each executive’s annual individual performance is then evaluated in order to determine a performance multiple, which is factored into the incentive payout calculation.
The target annual incentive opportunities for our executive officers are derived in part from peer group and competitive survey analysis data and in part by the HR Committee’s judgment on the internal equity of the positions, scope of job responsibilities, and the executives’ industry experience and tenure. Potential adjustments to the annual incentive target for the executive officers are considered by the HR Committee on an annual basis.

27

Compensation Discussion & Analysis

The HR Committee did not adjust the 2015 target annual incentive opportunity for any of our named executive officers (or any of our other executive officers) because the HR Committee believed the annual incentive targets were appropriate and commensurate with the responsibilities of those executives. The table to the right sets forth the 2015 annual incentive opportunity for our named executive officers.		2015
	Name	Base Salary	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Robert C. Rowe	$578,231	80	$462,585
	Brian B. Bird	$399,952	50	$199,976
	Heather H. Grahame	$350,208	45	$157,594
	Curtis T. Pohl	$271,769	40	$108,708
	Bobbi L. Schroeppel	$250,551	35	$87,693
As more fully described below, the actual amount of money available for awards (the award pool) is based on overall plan funding. Each year, the HR Committee determines funding of the award pool based on its assessment of overall company performance during the year, measured against pre-established financial and operational metrics.
The HR Committee determined that the metrics and relative weightings focus the organization on desired performance for the following reasons:

●
Net income, 55 percent of the funding opportunity – Net income was chosen as the financial metric because it is a financial measure that investors consider significant to evaluate company performance, and net income can be directly affected by individual employee and team performance.

●
Operational targets related to safety, reliability, and customer satisfaction, 45 percent of the funding opportunity – We believe that employee safety and providing reliable service to our customers’ satisfaction over the long term are critical to our customer commitment and regulatory obligations, which ultimately supports our financial goals and enhances stockholder value.

In order for any awards under the 2015 annual incentive plan to be earned and paid out, a minimum of 90 percent of the company’s budgeted net income target must have been attained, which coincides with the threshold net income target for the plan. This metric for determining performance against our financial goal is derived from our audited financial statements. However, the HR Committee, in its discretion, may consider certain items or events as unusual when determining performance against the metric and make what it deems to be appropriate adjustments. In addition, the 2015 annual incentive plan provided that the 2015 safety portion would be forfeited in the event of a work-related fatality, unless the HR Committee determined that no actions on the part of the employee or the Company contributed to the incident.
Annual Incentive Plan Metrics

For 2015, based on company performance, the annual incentive plan was funded at 80 percent of target for our executives (for non-executive employees, the plan was funded at 88 percent). The narrative which follows highlights some of the results we achieved under the individual performance metrics, followed by a table with the specific results for each metric.
Net Income. In calculating performance under the net income metric, the HR Committee determined that actual net income for 2015 was $151.2 million, against a target of $151.4 million, resulting in a funding of 99.6 percent for our net income metric.
Safety. In 2015, our employees achieved safety performance above targeted levels. However, we also experienced the tragic death of one of our employees in a work-related accident. Despite our otherwise good safety performance in 2015, due to this work-related fatality, the 2015 safety portion of the incentive was forfeited for all of our executives, pursuant to the terms of the 2015 annual incentive plan.
Reliability. Our ability to provide reliable utility service to our customers is important. However, both of our electric reliability metrics failed to achieve target, in part due to a significant wind storm affecting our Montana operations, while one of our gas reliability metrics exceeded target and the other fell short of target. When the HR Committee initially adopted the 2015 annual incentive plan, the electric reliability metrics were based upon historical results that inadvertently included planned outages. The HR Committee determined that

28

Compensation Discussion and Analysis

including planned outages in the metrics would create the wrong incentive (by penalizing necessary reliability maintenance) and exercised its discretion to exclude planned outages from the calculation of performance under the electric reliability metrics.
Customer Satisfaction. In 2015, we achieved our highest ever J.D. Power overall customer satisfaction score. This independent verification of our efforts to serve our customers to their satisfaction is important. We also met threshold on two separate, customer satisfaction measures.
The table that follows shows the associated performance metrics (including threshold, target, and maximum levels), weighting and plan payout percentage for each of the 2015 performance measures, which resulted in the plan funding at 80 percent of target for our named executive officers.

	2015 Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved

Financial (55%)
Net Income ($ in millions) (1)	55%	$136.3	$151.4	$166.5	$151.2	99.5%	54.7

Safety (15%) (2)
Lost Time Incident Rate	7.5%	0.9	0.7	0.5	0.7	—%	—
Total Recordable Incident Rate	7.5%	2.6	2.3	2.0	1.8	—%	—

Reliability (15%) (3)
SAIDI (excluding major event days)	5.0%	120.0	112.0	101.0	115.1	80.5%	4.0
SAIDI (including major event days)	5.0%	185.0	128.0	113.0	236.7	—%	—
Gas – Damages per 1000 Locates	2.5%	2.7	2.2	1.7	2.3	90.0%	2.3
Gas – Leaks per 100 Miles of Main	2.5%	7.5	6.2	4.9	5.3	134.6%	3.4

Customer Satisfaction (15%) (4)
JD Power Residential Electric and Gas Survey Performance Ranking	5%	635	650	655	655.3	150.0%	7.5
Operational Performance – Customer Survey by Flynn Wright	5%	36.87	38.81	40.75	38.2	83.8%	4.2
Reputational Perceptions – Customer Survey by Flynn Wright	5%	36.78	38.72	40.65	38.1	85.1%	4.3

				TOTAL FUNDING PERCENTAGE			80%

(1)
Net Income. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year.

(2)
Safety. Safety performance is calculated by us and participating Edison Electric Institute (EEI) utilities as defined by Occupational Safety and Health Administration (OSHA). OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. The threshold level for the safety measures represents our five-year average performance for these metrics, which is significantly above our EEI peer group average; the target level represents top tier performance for our EEI peer group and a 20 percent improvement over our five-year average performance for lost time incident rate and a ten percent improvement over our five-year average performance for total recordable incident rate; and the maximum represents top tier performance for our EEI peer group, significant improvement over historical company performance, and is significantly higher than our EEI peer group average.

(3)	Reliability.
SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc., utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, represents first quartile performance within rural and suburban medium sized investor owned utilities; the target level represents a 20 percent improvement over the difference of the company’s five-year average results and the maximum level; and the maximum level is equal to the company’s best SAIDI performance (excluding major event days) which was achieved in 2009.
SAIDI (including major event days). The threshold for SAIDI, including major event days, represents first quartile performance within rural and suburban medium sized investor owned utilities; the target level represents a 20 percent improvement over the gap of the company’s five-year average results and the maximum level; and the maximum level is equal to the company’s best SAIDI, including major event days, in the last five years.
Damages per 1000 Locates. This natural gas reliability metric assesses the effectiveness of the company’s programs to prevent damage to its natural gas system. The threshold level represents the company’s three-year average and is approximately 10 percent

29

Compensation Discussion & Analysis

better than second quartile performance as reported in a leak reporting survey conducted by the American Gas Association (AGA); the target level represents a twenty percent improvement over the company’s three-year average; and the maximum level represents a 35 percent improvement over the company’s three-year average.
Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the company’s natural gas system. The threshold level represents a 50 percent improvement above second quartile average performance as reported by the AGA; the target level represents the company’s three-year average, which is first quartile performance; and the maximum level represents a 20 percent improvement over the company’s three-year average.

(4)	Customer Satisfaction.
J.D. Power. One customer satisfaction metric is measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold level represents the company’s three-year average; the target level is an improvement of one point over our best ever score, which we achieved in 2014; and the maximum level is a five improvement of ten points over 2015 target, which would be first quartile performance based on 2014 data.
Flynn Wright Surveys. The remaining two customer satisfaction metrics are measured based on the results of a 2015 customer tracking survey conducted on our behalf by Flynn Wright. For both of these metrics, the threshold level is set five percent below target; the target level represents our average scores for 2013 and 2014; and the maximum level is set at five percent above target.

Clawback of Annual Cash Incentive Awards
Although we have not adopted a formal clawback policy, the annual cash incentive awards are specifically made subject to any formal clawback policy that we may adopt in the future.

Individual Performance
The HR Committee analyzes the total mix of available information in making annual cash incentive determinations. Although actual performance measured against pre-established goals is the key component in determining both company and individual performance, the HR Committee may use judgment when determining whether company or individual goals have been attained.
For 2015, our net income increased by 25.4 percent over 2014, while our non-GAAP diluted adjusted earnings per share increased by six percent over 2014, adjusting for normal weather and other discrete events. Other significant achievements for 2015 included:

●	Acquiring the Beethoven wind project in South Dakota, which increased our rate base by approximately $140 million;

●	Completing our first general electric rate case in South Dakota in over 34 years, increasing base rates by approximately $20.2 million annually;

●
Successfully accessing the equity capital markets to partially finance the Beethoven wind project acquisition with the issuance of 1.1 million shares of common stock with net proceeds of approximately $57 million; and

●
Successfully accessing the debt capital markets to finance the remainder of Beethoven wind project acquisition through the issuance of $70 million of 25-year first mortgage bonds and to fund other growth projects with $75 million of 10-year first mortgage bonds and $125 million of 30-year first mortgage bonds.

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Compensation Discussion and Analysis

These efforts were successful due to the substantial efforts of our executive officers and many other employees across all departments of the company. As a result of the factors noted above, the HR Committee determined that it was appropriate to award each named executive officer (and the other executive officers) the annual cash incentive award as provided by the 2015 annual cash incentive plan, without the addition of any performance multiplier. Actual 2015 annual cash incentive awards for the named executive officers are reflected in the table to the right.

Name	2015 Target Cash Incentive, as Percent of Base Salary (%)	2015 Actual Cash Incentive, as Percent of Base Salary (%)	2015 Cash Incentive Award ($)
Robert C, Rowe	80	64	370,068
Brian B. Bird	50	40	159,981
Heather H. Grahame	45	36	126,075
Curtis T. Pohl	40	32	86,966
Bobbi L. Schroeppel	35	28	70,154
Long-Term Performance-Based Equity Awards Under the Equity Compensation Plan
We have used our Equity Compensation Plan to provide for the award of long-term, performance-based incentive awards to our executive officers. These performance-based awards help us achieve our compensation philosophy of being market competitive while simultaneously aligning the interests of our executives and stockholders.
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. In 2015, the HR Committee granted two types of long-term, equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance units with cliff vesting after a three-year performance period; and (2) a smaller award of ERRP restricted share units with cliff vesting after a five-year performance period and a payout over five years following the executive’s separation from service with the company. All of these 2015 awards are performance-based and payable, if and when earned, in shares of our common stock.
LTIP Performance Units. The HR Committee determines the terms and restrictions applicable to grants of LTIP performance units. After the company’s financial results are available for the prior year, the HR Committee approves the annual grant of LTIP performance units to our executive officers (and approximately 115 other participants) and selects a date (usually the date of the HR Committee’s action) when the awards will be granted, typically in February of each year. The awards of LTIP performance units are intended to provide a link between executive officer compensation and long-term stockholder interests as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The HR Committee believes that making an annual grant of LTIP performance units motivates our executive officers (and the other participants) to focus on long-term, sustainable improvement in stockholder value because the award payout is tied to financial performance and continued service over a three-year period with cliff vesting at the end of such period, and the ultimate value delivered is dependent upon the value of our stock.
During the performance periods summarized in the table below, the performance measures for the LTIP awards included (1) a combined financial metric comprised of ROAE and either average earnings per share or net income growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. The table below shows, for the past five completed performance periods, the contribution of these two performance measures (and our relative TSR ranking within our peer group when calculated as required by the LTIP) to the overall payout (expressed as a percentage of target).

	Performance Period
	2009-2011	2010-2012	2011-2013	2012-2014	2013-2015
Financial Measures Payout Percentage	135.3%	143.2%	59.9%	156.7%	154.5%
Relative TSR	2nd of 12	4th of 12	4th of 12	2nd of 15	2nd of 15
Relative TSR Payout Percentage	175.0%	125.0%	125.0%	180.0%	180.0%
Total Payout Percentage	155.2%	134.1%	92.5%	168.4%	167.3%
ERRP Restricted Share Units. In 2011, the HR Committee made the first annual grants of ERRP restricted share units. The HR Committee instituted the practice of granting ERRP restricted share units to bring the long-term incentive component of our executives’ compensation in line with the median of our peers, while simultaneously encouraging retention with the five-year cliff vesting component and providing retirement

31

Compensation Discussion & Analysis

benefits. The ERRP share units also encourage succession planning and continuity of our strategic plan through the five-year payout of vested awards following the executive officer’s separation from service with the company. The key distinction between these awards and the non-performance-based supplemental executive retirement plans that certain of our peers and many other companies provide is that our ERRP restricted share units are earned based upon company performance.
The number of ERRP restricted share units that the HR Committee has granted annually has been considerably fewer than the grants of performance units. Like the performance units described above, these restricted share units are intended to provide a link between executive officer compensation and retirement planning and long-term stockholder interests and to motivate and reward achievement of pre-established corporate financial goals. The HR Committee believes that an annual grant of restricted share units motivates our executive officers to focus on long-term, sustainable improvement in our business because (1) vesting of the award is tied to financial performance and continued service over a five-year period and (2) payout of the vested award occurs over a five-year period following the executive officer’s separation from service with the company. The first opportunity for grants to vest under the ERRP is on December 31, 2016.
2015 Long-Term Incentive Program Performance Unit Grants
In February 2015, the HR Committee approved grants of LTIP performance units subject to a three-year performance period with cliff vesting at the end of such period. The target long-term equity opportunities are derived from peer group and competitive survey data and from the HR Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s LTIP performance unit awards, the HR Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2015, the HR Committee increased the targeted opportunity (expressed as a percentage of base salary) associated with the LTIP awards for two of our named executive officers to align with the market median.

Each executive officer’s targeted opportunity is converted into specific LTIP performance unit grants by dividing the total targeted value (the targeted percentage of base salary) by the fair market value of a share of our stock on the grant date. The resulting calculation represents the number of LTIP performance units that were granted and will vest on 31, 2017, if all performance goals are met at the target performance level.
The target equity opportunities for the 2015 grants of LTIP performance units are shown in the table to the right. The table also compares the target opportunities (expressed as a percentage of base salary) applicable to the 2014 and 2015 awards.

		Target LTIP Performance Unit Opportunity for 2015
Name	2014 Base Salary (%)	2015 Base Salary (%)	2015 Value at Target ($)	LTIP Stock Awards (#) (1)
Robert C. Rowe	150	150	842,084	19,828
Brian B. Bird	92.5	100	368,280	8,672
Heather H. Grahame	65	70	234,589	5,524
Curtis T. Pohl	60	60	158,312	3,728
Bobbi L. Schroeppel	40	40	97,366	2,293

(1) Based on a weighted average grant date fair value of $42.47, which was calculated using the closing stock price of $54.64 on February 11, 2015, less the present value of expected dividends
After the performance period, the HR Committee calculates the actual company performance relative to the performance goals and determines the number of LTIP performance units that vest based on such performance. Depending on the calculated company performance, the exact number of LTIP performance units that vest will vary from zero to 200 percent of the target award. In addition, if earned, the value of the award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value at target as reflected in the following table, which is based on the fair market value of a share of our stock on the grant date.
These LTIP performance unit awards contain market- and performance-based components. The performance goals for these awards are independent of each other and are equally weighted. Vesting of awards is also contingent on maintaining investment grade credit ratings on both a secured and unsecured basis.

32

Compensation Discussion and Analysis

The following table summarizes the performance measures for the 2015 LTIP performance unit awards.

Performance Measures — 2015-2017	Threshold	Target	Maximum
Financial Goals – 50%
ROAE	9.25%	10%	10.75%
Simple Average EPS Growth	1.6%	4.6%	7.6%
TSR – 50%
Relative Average vs. Peers	13th	6th	1st
In general, based on a market analysis conducted by Willis Towers Watson, our metrics for relative TSR are established at levels higher than our peers and the market. For example, according to this market analysis, we use a ranking of 1st for maximum, while the market uses 3rd; we use a ranking of 6th for target, while the market uses 8th; and our threshold of 13th pays at ten percent, and 9th pays at 50 percent, while the market threshold of 12th pays at 50 percent.
The ROAE and simple average EPS growth levels are tied to management performance as this goal relates to revenue enhancement and cost containment. TSR is determined by our common stock price change and dividends paid over the performance period. We then compare our TSR with the total stockholder returns achieved by our peers over the same three-year period and determine our ranking.
2015 Executive Retention / Retirement Program Restricted Share Unit Grants
In December 2015, the HR Committee approved performance-based ERRP restricted share unit grants. These restricted share unit awards are subject to a five-year performance and five-year cliff vesting period and, once vested, will be paid out in shares of the company’s common stock over a five-year period after a recipient has separated from service with the company.
Our overall compensation program does not provide any non-performance-based supplemental executive retirement benefit. The HR Committee designed and implemented the ERRP in lieu of a traditional supplemental executive retirement plan which is not performance-based but is offered by many of our peers and other companies to increase overall competitiveness. The ERRP restricted share units help to achieve our compensation philosophy of being market competitive while aligning the interests of our executives and stockholders. It also promotes retention through the five-year cliff vesting component and benefits succession planning and continuity of our strategic plan through its five-year payout following separation from service.
The long-term equity opportunity for the ERRP is derived from peer group and competitive survey data and from the HR Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the value of each executive officer’s ERRP restricted share unit award, the HR Committee considered the range for comparable roles within our peer group, with consideration given to each position’s strategic value, and the overall long-term equity opportunity offered to that group. For 2015, the HR Committee reviewed the equity incentive opportunities provided to our peer group to analyze whether the targeted ERRP restricted share unit awards to our executive officers approximated the market median. Based on its review, the HR Committee determined that no changes were required for the 2015 ERRP restricted share unit awards.
The equity opportunities for the 2015 ERRP restricted share unit grants to our named executive officers and the 2014 ERRP target opportunity are shown in the table below. Each executive officer’s award value was then converted into specific equity grants by dividing the total potential value of the award by the fair market value of a share of our stock on the grant date. This represents the number of restricted share units that will vest on December 31, 2020, if the company’s net income for three of the five calendar years 2016 – 2020 exceeds the company’s net income for 2015. If earned, the value of the award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the fair value of the award on the grant date, as reflected in the following table, which is based on the closing market price of our stock on the grant date, less the present value of expected dividends.

33

Compensation Discussion & Analysis

		2015 Target ERRP Opportunity
Name	2014 Base Salary (%)	2015 Base Salary (%)	Value at Grant Date ($)	ERRP Stock Awards (1) (#)
Robert C. Rowe	50.0	50.0	289,116	6,458
Brian B. Bird	25.0	25.0	99,988	2,233
Heather H. Grahame	20.0	20.0	70,042	1,564
Curtis T. Pohl	20.0	20.0	54,354	1,214
Bobbi L. Schroeppel	15.0	15.0	37,583	839

(1)
Based on a grant date fair value of $44.77, which was calculated using the closing stock price of $54.35 on December 9, 2015, less the present value of expected dividends, calculated using a 1.64 percent five-year Treasury rate and assuming quarterly dividends of $0.50 for the five-year vesting period.

Vesting of 2013 Long-Term Incentive Program Performance Unit Grants in 2015
In February 2013, the HR Committee approved grants of LTIP performance units, subject to a three-year performance period. The 2013 LTIP performance unit grants vested on December 31, 2015.
The 2013 LTIP performance unit grants contained both market- and performance-based components. The performance goals were independent of each other and equally weighted. The following table summarizes the performance measures which governed these 2013 grants.

Performance Measures — 2013-2015	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	8.3%	9.8%	11.3%	10.1%
Average Net Income Growth	—%	3.0%	6.0%	16.4%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	6th	1st	2nd
Depending upon actual company performance relative to these performance goals, the exact number of shares that could have vested ranged from zero to 200 percent of the target award. As summarized above in the 2015 LTIP Performance Unit Grants section, our relative TSR metrics are established at levels higher than our peers according to a market analysis conducted by the HR Committee’s independent compensation consultant. At the conclusion of the performance period, the HR Committee calculated the company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2013 LTIP performance unit grants.
During the performance period, for the financial goals, ROAE was 10.1 percent and average net income growth was 16.4 percent. This financial performance resulted in a 154.5 percent vesting percentage for that half of the program. For our market goal, TSR was 67.4 percent, resulting in a ranking of second with respect to our peers, and contributing 180.0 percent with respect to that half of the program.
For purposes of our LTIP, we calculate TSR by comparing the average closing price for a share of common stock of us and our peers during the period beginning 10 days prior to the end of the performance period and ending 10 days after the performance period plus the cumulative dividends earned during the performance period, to the average closing price of a share of common stock of us and our peers during the period beginning 10 days prior to the start of the performance period and ending 10 days after the start of the performance period. Our HR Committee believes that calculating relative TSR using the 20-day average share price around the beginning and end of the performance period results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.
Based on the HR Committee’s calculation of these performance measures, the 2013 LTIP performance unit grants vested at 167.3 percent. The following table summarizes the performance results with respect to each of the performance measures applicable to the 2013 LTIP performance unit grants and the corresponding contributions to the vesting percentage.

Performance Measures — 2013-2015	Result	Weight	Vesting
Financial Goals – ROAE and Average Net Income Growth	154.5%	50%	77.3%
Market Goal – TSR	180.0%	50%	90.0%
		TOTAL	167.3%

34

Compensation Discussion and Analysis

The following table summarizes the number of shares awarded for the 2013 LTIP performance unit grants and the number of shares paid out in 2015 with respect to such grants for our named executive officers, based on the 167.3% percent vesting percentage approved by the HR Committee.

	Vesting of 2013 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Robert C. Rowe	17,261	167.3%	28,878
Brian B. Bird	7,700	167.3%	12,882
Heather H. Grahame	4,946	167.3%	8,275
Curtis T. Pohl	3,894	167.3%	6,515
Bobbi L. Schroeppel	2,395	167.3%	4,007
Other Compensation Policies
Stock Ownership Guidelines
Our Corporate Governance Guidelines require our executive officers to meet and maintain a specified stock ownership level. Stock ownership guidelines range from a multiple of six times base salary for the CEO, four times base salary for the CFO, three times base salary for our Vice President and General Counsel and our Vice President - Distribution, and two times base salary for our Vice President - Customer Care, Communications and Human Resources. Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained. More specific details of our officer stock ownership guidelines are available in our Corporate Governance Guidelines located on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.
Our Board instituted these guidelines to require our executives to hold a meaningful financial stake in the company to align our executive’s interests with those of our stockholders. As summarized below, all of our named executive officers have satisfied the applicable stock ownership guideline, as have our other executive officers.

Name	Multiple of Base Pay	Percent of Guideline Achieved as of December 31 (1)
		2014	2015
Robert C. Rowe	6x	215%	230%
Brian B. Bird	4x	240%	201%
Heather H. Grahame	3x	167%	161%
Curtis T. Pohl	3x	138%	142%
Bobbi L. Schroeppel	2x	229%	205%

(1)	Percent of guideline achieved uses the closing stock prices of $56.58 and $54.25 as of December 31, 2014, and 2015, respectively.
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified company-funded pension plans and to all eligible employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. We do not offer any supplemental retirement benefits to our executive officers other than the performance-based ERRP restricted share units described above. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.

35

Compensation Discussion & Analysis

Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the “Compensation of Executive Officers and Directors—Post Employment Compensation” section, starting on page 47 of this proxy statement.
Non-qualified Deferred Compensation
The company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The 2009 Officer Deferred Compensation Plan (officer deferred plan) allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards and awards earned under our Equity Compensation Plan. There are no company contributions to the officer deferred plan. Participants in the officer deferred plan may elect to have deferrals credited to their account in company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer deferred plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the officer deferred plan. A participant’s benefits under the officer deferred plan are fully vested and are payable after terminating employment. Benefits are paid in a lump sum unless a participant elects annual installments.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis, such as when an executive begins employment with us. Due to the changing marketplace in which we compete for talent, the HR Committee regularly reviews this practice to help ensure that we remain competitive in our industry.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the company deductibility of executive compensation paid to certain named executive officers to $1 million per year, but contains an exception for certain performance-based compensation. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit if, at least every five years, stockholders approve the material terms of such performance-based compensation. The Equity Compensation Plan is structured to enable grants of equity-based incentive awards to be deductible under Section 162(m), and the material terms of the Equity Compensation Plan were approved by stockholders at last year’s annual meeting. The HR Committee generally seeks ways to limit the impact of Section 162(m). However, the HR Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. In 2014, we incurred compensation for our Named Executive Officers of approximately $118,000 that may not be tax deductible for tax purposes.
Compensation Committee Report
The HR Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2015.
Human Resources Committee
Dana J. Dykhouse, Chair
Stephen P. Adik
Dorothy M. Bradley
Julia L. Johnson

36

Compensation of Executive Officers and Directors
The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the company for the named executive officers during the years ended December 31, 2015, 2014, and 2013. Please see the CD&A on the previous pages for a description of our executive compensation program necessary to gain an understanding of the information disclosed below.
2015 Summary Compensation Table
The following table sets forth the compensation earned during 2015, 2014, and 2013 for services in all capacities by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
Robert C. Rowe	2015	573,567	—	1,131,121	370,068	39,285	41,564	2,155,605
President and	2014	556,924	—	1,098,234	561,389	104,139	22,155	2,342,841
Chief Executive Officer	2013	540,764	—	666,183	470,913	26,461	20,577	1,724,898
Brian B. Bird	2015	391,181	—	468,227	159,981	9,264	49,677	1,078,330
Vice President and	2014	365,351	—	422,840	230,175	32,002	49,005	1,099,373
Chief Financial Officer	2013	354,749	—	281,088	193,079	—	43,055	871,971
Heather H. Grahame	2015	346,032	—	304,597	126,075	—	48,360	825,064
Vice President and	2014	332,462	—	278,547	188,509	—	46,629	846,147
General Counsel	2013	322,815	—	184,382	140,558	—	44,903	692,658
Curtis T. Pohl	2015	269,577		212,661	86,966	5,814	59,702	634,720
Vice President -	2014	261,754	—	206,470	131,927	64,786	62,079	727,016
Retail Operations	2013	254,159	—	145,163	110,665	—	48,646	558,633
Bobbi L. Schroeppel	2015	248,530	—	134,849	70,154	5,012	49,823	508,368
Vice President - Customer
Care, Comm. and HR	Ms. Schroeppel did not meet the criteria in 2013 or 2014 to be included as a named executive officer.

(1)
These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume 100 percent payout based on grant date fair value. The exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. See Note 16 to the consolidated financial statements in our 2015 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards for each named executive officer assuming a maximum payout based on grant date fair value would be $1,973,117 for Mr. Rowe; $836,484 for Mr. Bird; $539,174 for Ms. Grahame; $370,970 for Mr. Pohl; and $232,137 for Ms. Schroeppel.

(2)
The Non-Equity Incentive Plan Compensation column reflects cash incentive awards earned pursuant to our annual incentive plan as previously described. These awards are earned during the year reflected and paid in the following fiscal year.

(3)
These amounts are attributable to a change in the value of each named executive officer’s defined benefit pension account balances and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. Our pension plans were closed prior to Ms. Grahame joining the company; therefore, she is not eligible to participate in a pension plan.

(4)
The table on the top of the following page identifies the items included in the All Other Compensation column for 2015. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the named executive officers. Mr. Rowe’s and Mr. Pohl’s other income for 2015 is from vacation sold back to the company at a rate of 75 percent.

	Health Benefits	Life Insurance	401(k) Contributions	Other Income	Total All Other Compensation
Robert C. Rowe	$7,299	$6,014	$10,600	$17,651	$41,564
Brian B. Bird	21,200	1,977	26,500	—	49,677
Heather H. Grahame	18,384	3,476	26,500	—	48,360
Curtis T. Pohl	18,708	4,233	29,150	7,611	59,702
Bobbi L. Schroeppel	21,200	2,123	26,500	—	49,823

37

Compensation of Executive Officers and Directors

2015 Grants of Plan-Based Awards
The following table shows the range of each named executive officer’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2015. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert C. Rowe
Annual Cash Incentive	—	231,292	462,585	693,877	—	—	—	—	—
Performance Units	2/11/2015	—	—	—	—	19,828	39,656	—	841,996
Restricted Share Units	12/9/2015	—	—	—	—	6,458	6,458	—	289,125
Brian B. Bird
Annual Cash Incentive	—	99,988	199,976	299,964	—	—	—	—	—
Performance Units	2/11/2015	—	—	—	—	8,672	17,344	—	368,256
Restricted Share Units	12/9/2015	—	—	—	—	2,233	2,233	—	99,971
Heather H. Grahame
Annual Cash Incentive	—	78,797	157,594	236,390	—	—	—	—	—
Performance Units	2/11/2015	—	—	—	—	5,524	11,048	—	234,577
Restricted Share Units	12/9/2015	—	—	—	—	1,564	1,564	—	70,020
Curtis T. Pohl
Annual Cash Incentive	—	54,354	108,708	163,061	—	—	—	—	—
Performance Units	2/11/2015	—	—	—	—	3,728	7,456	—	158,310
Restricted Share Units	12/9/2015	—	—	—	—	1,214	1,214	—	54,351
Bobbi L. Schroeppel
Annual Cash Incentive	—	43,846	87,693	131,539	—	—	—	—	—
Performance Units	2/11/2015	—	—	—	—	2,291	4,582	—	97,287
Restricted Share Units	12/9/2015	—	—	—	—	839	839	—	37,562

(1)
Reflects possible payout range of 2015 performance units and restricted share units awards. The performance units granted on February 11, 2015, have a weighted average grant date fair value of $42.47. The restricted share units granted on December 9, 2015, have a weighted average grant date fair value of $44.77.

(2)
These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 16 to the consolidated financial statements in our 2015 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.

Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2015 Annual Incentive Plan for 2015 performance, which were paid in 2016. The HR Committee reviewed 2015 performance against plan targets and the plan achieved a payout of 80 percent, as discussed in the “Compensation Discussion and Analysis—Components of Executive Compensation for 2015—Annual Cash Incentive Awards” section, starting on page 27 of this proxy statement.
Equity Incentive Plan Awards
As previously discussed in the “Compensation Discussion and Analysis—2015 Compensation—Long-Term Incentive Plan Equity Awards” section in this proxy statement, the Board approved granting performance awards in 2015 under the Equity Compensation Plan. The values of stock awards included in the table above reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2015 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual

38

Compensation of Executive Officers and Directors

company performance relative to the performance goals. In addition, if earned, the value of a performance unit award and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 16 to the consolidated financial statements in our 2015 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2015, “Salary” for the named executive officers accounted for approximately 26 percent to 53 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 47 percent to 74 percent of total direct compensation, assuming achievement of a target level of performance for each named executive officer.
2015 Stock Vested
The table below shows the dollar amounts realized pursuant to the vesting of equity-based awards during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Robert C. Rowe	28,878	1,566,632
Brian B. Bird	12,882	698,849
Heather H. Grahame	8,275	448,919
Curtis T. Pohl	6,515	353,439
Bobbi L. Schroeppel	3,891	211,087

(1)
Shares vested consist of performance units for the 2013- 2015 performance period that vested on December 31, 2015, at a performance level of 167.3 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the vesting date, which was $54.25.

39

Compensation of Executive Officers and Directors

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each named executive officer. Dividends are not paid or accrued on any unvested shares.

Name	Grant Date
		Performance-Based Shares
		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) (2) (3) ($)
Robert C. Rowe	12/9/2015	6,458	350,347
	2/11/2015	39,656	2,151,338
	12/16/2014	6,410	347,743
	2/18/2014	42,658	2,314,197
	12/10/2013	3,878	210,382
	12/12/2012	3,814	206,910
	12/5/2011	3,667	198,935
Brian B. Bird	12/9/2015	2,233	121,140
	2/11/2015	17,344	940,912
	12/16/2014	2,103	114,088
	2/18/2014	17,258	936,247
	12/10/2013	1,272	69,006
	12/12/2012	1,251	67,867
	12/5/2011	1,203	65,263
Heather H. Grahame	12/9/2015	1,564	84,847
	2/11/2015	11,048	599,354
	12/16/2014	1,531	83,057
	2/18/2014	11,036	598,703
	12/10/2013	926	50,236
	12/12/2012	911	49,422
	12/5/2011	876	47,523
Curtis T. Pohl	12/9/2015	1,214	65,860
	2/11/2015	7,456	404,488
	12/16/2014	1,205	65,371
	2/18/2014	8,020	435,085
	12/10/2013	729	39,548
	12/12/2012	717	38,897
	12/5/2011	689	37,378
Bobbi L. Schroeppel	12/9/2015	839	45,516
	2/11/2015	4,582	248,574
	12/16/2014	833	45,190
	2/18/2014	4,790	259,858
	12/10/2013	490	26,583
	12/12/2012	482	26,149
	12/5/2011	456	24,738

(1)
The performance units granted in February 2014 and 2015 will vest, if at all, on December 31, 2016 and 2017, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2015, we are above target for obtaining payout of the 2014 grants. The number of units and payout value shown for the 2014 and 2015 grants assume a maximum level of performance (200 percent), as required by the SEC’s disclosure rules.

(2)	Values were calculated based on a $54.25 closing price of our common stock on December 31, 2015.

(3)
The performance-based restricted share units granted under the ERRP in December 2011, 2012, 2013, 2014, and 2015 will vest, if at all, on December 31, 2016, 2017, 2018, 2019, and 2020, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date.

40

Compensation of Executive Officers and Directors

Post-Employment Compensation
2015 Pension Benefits
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Pension Plan is applicable to employees who began their employment in South Dakota or Nebraska.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert C. Rowe	NorthWestern Energy Pension Plan	7.00	364,212	—
Brian B. Bird	NorthWestern Corporation Pension Plan	12.08	170,263	—
Heather H. Grahame (1)	—	—	—	—
Curtis T. Pohl	NorthWestern Corporation Pension Plan	29.39	364,840	—
Bobbi L. Schroeppel	NorthWestern Corporation Pension Plan	17.63	162,117	—

(1)	Ms. Grahame joined the company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2015.
Under the NorthWestern Energy Pension Plan, a participant’s account grows based upon (1) contributions by the company made once per

Name	Cash Balance ($)
Robert C. Rowe	268,897
Brian B. Bird	163,682
Heather H. Grahame	—
Curtis T. Pohl	348,489
Bobbi L. Schroeppel	152,702

year, and (2) interest credits at the rate of six percent per year. Contribution rates range from three percent to 12 percent for compensation below the taxable wage base and from 1.5 percent to six percent for compensation above one-half of the taxable wage base. Upon termination of employment, an employee who is at least 50 years of age with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution.

Under the cash balance formula of the NorthWestern Corporation Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the  taxable wage base. Upon termination of employment, an employee, or if deceased, his or her beneficiary, may elect to receive a lump sum equal to the cash balance in the account, a monthly annuity if age 55 or greater, or defer receiving benefits until he or she is required to take a minimum distribution.
The plans were closed to new entrants on January 1, 2009. For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculated the present value of accumulated benefits using participant data provided by us.

41

Compensation of Executive Officers and Directors

Non-qualified Deferred Compensation Plan
As discussed in the “Compensation Discussion and Analysis—Other Compensation Policies—Non-qualified Deferred Compensation” section in this proxy statement, we implemented a deferred compensation plan in 2009. The following table provides information on the 2015 non-qualified deferred compensation of our named executive officers who participate in the plan.

	Executive Contributions in 2015 (1)	Registrant Contributions in 2015	Aggregate Earnings in 2015	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance on December 31, 2015
Robert C. Rowe (2)	$1,314,649	$—	$20,596	$—	$6,572,766

(1)	All executive contributions in the last fiscal year are reported as compensation to such executive officer in the 2015 Summary Compensation Table on page 37.

(2)	Mr. Rowe’s aggregate contributions under the plan are $4,584,407, all of which were reported as compensation in the 2015 Summary Compensation Table or for prior years.
Termination or Change in Control Arrangements
2008 Key Employee Severance Plan
Our named executive officers are participants in the 2008 Key Employee Severance Plan (2008 Severance Plan). The 2008 Severance Plan was reviewed by the HR Committee with recommendations from professional advisers and approved by the Board. The HR Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.
The 2008 Severance Plan does not provide for change in control payments, but it does provide for the payment of severance benefits in the event an officer is terminated involuntarily without cause. Cause generally is defined in the 2008 Severance Plan as (1) fraud, misappropriation of corporate property or funds, or embezzlement; (2) malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent; (3) failure to comply with our Code of Conduct; (4) illegal conduct, gross misconduct, or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company; or (5) willful and continued failure by the employee to perform substantially his/her duties. For this purpose, involuntary termination does not include a termination resulting from a participant’s death or disability.
The severance benefits payable under the 2008 Severance Plan consist of:

•	A lump-sum cash payment equal to annual base pay;

•	Reimbursement of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums paid by the participant during the 12-month period following the participant’s termination date; and

•	$12,000 of outplacement services during the 12-month period following the participant’s termination date.

The table to the right shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2015, under the normal severance provisions of the 2008 Severance Plan, including the amount that each named executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans. Severance benefits are not provided in connection with terminations for cause.

Name	Base Salary ($)	COBRA Premiums ($) (1)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Robert C. Rowe	578,231	6,042	12,000	596,273
Brian B. Bird	399,952	19,566	12,000	431,518
Heather H. Grahame	350,208	21,560	12,000	383,768
Curtis T. Pohl	271,769	13,597	12,000	297,366
Bobbi L. Schroeppel	250,551	20,051	12,000	282,602
(1) Amounts calculated using COBRA premiums in effect as of December 31, 2015.

42

Compensation of Executive Officers and Directors

Equity Compensation Plan Change in Control Provision
All outstanding equity awards were granted under our Equity Compensation Plan. The Equity Compensation Plan, in a change in control situation, provides that either the vesting of awards shall accelerate so that awards shall vest as to the shares that otherwise would have been unvested, or the HR Committee shall arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.
The table below shows the amount of potential stock value that would have been received, based on an assumed change in control date of December 31, 2015, outstanding equity awards at target payout, and a closing stock price on December 31, 2015, of $54.25. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.

Name	Value of Accelerated Stock Vesting ($)
Robert C. Rowe	3,547,082
Brian B. Bird	1,375,943
Heather H. Grahame	914,113
Curtis T. Pohl	666,841
Bobbi L. Schroeppel	422,391
ERRP Restricted Share Units
Awards under our ERRP, as discussed in the “Compensation Discussion and Analysis—Other Compensation Policies—Long-Term Performance-Based Equity Awards under the Equity Compensation Plan” section in this proxy statement, if earned, will be paid out in shares of common stock of the company over a five-year period following the participant’s separation of service with the company.
Death and Disability Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death or disability of a recipient of a performance unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro rata portion of the award based on the number of full months such recipient was employed by the company, and the remaining portion of the award is forfeited. An award under the ERRP vests in full upon the death or disability of the recipient.
Assuming that our Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2015, each executive officer would have received the same payout of the earned annual cash incentive award for 2015 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 37. Similarly, each executive officer would have received the same payout of long-term incentive compensation for the LTIP performance units whose three-year performance period ended December 31, 2015 as reflected in the Stock Awards - Value Realized on Vesting column in the 2015 Stock Vested Table on page 39. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.

43

Compensation of Executive Officers and Directors

For the remaining outstanding grants of LTIP performance units and for the outstanding grants of ERRP restricted share units, the table that follows shows the original grants and the percentage of the original grants shares and the value of the grants the Named Executive Officers would have received, assuming that the executive officers terminated their employment as a result of death, disability or retirement on December 31, 2015, that the applicable goals for such performance units were subsequently satisfied at target levels and that the price of the Company's Common Stock was $54.25 (the closing price on December 31, 2015) at the time payouts of such performance units and restricted share units occurred.

			Assumed 12/31/15 Death / Disability			Assumed 12/31/15 Retirement
			Original Grant (#)	Percent to Vest (%)	Vesting Value ($)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($)
Robert C. Rowe	ERRP	12/31/2020	6,458	100.0%	350,347	6,458	—%	—
	LTIP	12/31/2017	19,828	33.3%	358,556	19,828	33.3%	358,556
	ERRP	12/31/2019	6,410	100.0%	347,743	6,410	—%	—
	LTIP	12/31/2016	21,329	66.7%	771,398	21,329	66.7%	771,398
	ERRP	12/31/2018	3,878	100.0%	210,382	3,878	—%	—
	ERRP	12/31/2017	3,814	100.0%	206,910	3,814	—%	—
	ERRP	12/31/2016	3,667	100.0%	198,935	3,667	—%	—
				TOTAL	$2,444,271		TOTAL	$1,129,954
Brian B. Bird	ERRP	12/31/2020	2,233	100.0%	121,140	2,233	—%	—
	LTIP	12/31/2017	8,672	33.3%	156,819	8,672	33.3%	156,819
	ERRP	12/31/2019	2,103	100.0%	114,088	2,103	—%	—
	LTIP	12/31/2016	8,629	66.7%	312,082	8,629	66.7%	312,082
	ERRP	12/31/2018	1,272	100.0%	69,006	1,272	—%	—
	ERRP	12/31/2017	1,251	100.0%	67,867	1,251	—%	—
	ERRP	12/31/2016	1,203	100.0%	65,263	1,203	—%	—
				TOTAL	$906,265		TOTAL	$468,901
Heather H. Grahame	ERRP	12/31/2020	1,564	100.0%	84,847	1,564	—%	—
	LTIP	12/31/2017	5,524	33.3%	99,892	5,524	33.3%	99,892
	ERRP	12/31/2019	1,531	100.0%	83,057	1,531	—%	—
	LTIP	12/31/2016	5,518	66.7%	199,567	5,518	66.7%	199,567
	ERRP	12/31/2018	926	100.0%	50,236	926	—%	—
	ERRP	12/31/2017	911	100.0%	49,422	911	—%	—
	ERRP	12/31/2016	876	100.0%	47,523	876	—%	—
				TOTAL	$614,544		TOTAL	$299,459
Curtis T. Pohl	ERRP	12/31/2020	1,214	100.0%	65,860	1,214	—%	—
	LTIP	12/31/2017	3,728	33.3%	67,415	3,728	33.3%	67,415
	ERRP	12/31/2019	1,205	100.0%	65,371	1,205	—%	—
	LTIP	12/31/2016	4,010	66.7%	145,028	4,010	66.7%	145,028
	ERRP	12/31/2018	729	100.0%	39,548	729	—%	—
	ERRP	12/31/2017	717	100.0%	38,897	717	—%	—
	ERRP	12/31/2016	689	100.0%	37,378	689	—%	—
				TOTAL	$459,497		TOTAL	$212,443
Bobbi L. Schroeppel	ERRP	12/31/2020	839	100.0%	45,516	839	—%	—
	LTIP	12/31/2017	2,291	33.3%	41,429	2,291	33.3%	41,429
	ERRP	12/31/2019	833	100.0%	45,190	833	—%	—
	LTIP	12/31/2016	2,395	66.7%	86,619	2,395	66.7%	86,619
	ERRP	12/31/2018	490	100.0%	26,583	490	—%	—
	ERRP	12/31/2017	482	100.0%	26,149	482	—%	—
	ERRP	12/31/2016	456	100.0%	24,738	456	—%	—
				TOTAL	$296,224		TOTAL	$128,048

44

Compensation of Executive Officers and Directors

2015 Director Compensation
Compensation to our non-employee directors consists of an annual cash retainer, an annual unrestricted stock award, an annual cash retainer for the chairperson of each committee of the Board and meeting attendance fees. Non-employee directors are not eligible to participate in our retirement plans. The company also reimburses non-employee directors for the cost of participation in certain continuing education programs and the expense of traveling to Board and committee meetings. Employee directors are not compensated for service on the Board.

Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Non-employee Directors (director deferred plan) and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the director deferred plan, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Our directors defer a significant portion of their total compensation each year into the company's common stock. For 2015, our directors, deferred 65 percent of the aggregate compensation paid to all directors into the company's common stock.

Based on the election of the non-employee director, other than on account of death, he or she shall receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed ten years). Distributions of deferred share units will be equal to one share of the company’s common stock for each unit. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
In 2014, the HR Committee asked Willis Towers Watson to update its review of the competitive market data concerning Board compensation from peer company comparisons so that the HR Committee could determine 2015 compensation levels for non-employee directors. Based upon this review, the HR Committee changed the annual retainer paid to the chair of our Governance Committee, increasing such amount to $10,000 from $6,000, to make it consistent with the retainers paid to the chair of our other committees. The HR Committee made no other changes to the compensation provided to our non-employee directors. Following is the rate schedule for non-employee director compensation for 2015.

	Cash ($)	Shares (#)
Annual Board Retainer
New Member Initial Stock Grant	—	1,000
Board Chair	125,000	3,750
Board Member	25,000	2,750
Annual Committee Chairperson Retainer
Audit Committee	10,000	—
Governance and Innovation Committee	10,000	—
Human Resources Committee	10,000	—
Meeting Fees (1)
Board Meeting	2,000	—
Committee Meeting	2,000	—

(1)	The Board Chair does not receive meeting fees.

45

Compensation of Executive Officers and Directors

The following table sets forth the 2015 compensation received by our non-employee directors.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
E. Linn Draper Jr., Board Chair	125,000	216,600	341,600
Stephen P. Adik	67,000	158,840	225,840
Dorothy M. Bradley	53,000	158,840	211,840
Dana J. Dykhouse	75,000	153,780	228,780
Jan R. Horsfall	33,000	139,168	172,168
Julia L. Johnson	65,500	158,840	224,340
Denton Louis Peoples	59,500	158,840	218,340

(1)
Of the fees earned or paid in cash for 2015, amounts deferred under the deferred compensation plan described above included $125,000 for Mr. Draper; $32,000 for Mr. Adik; $5,000 for Ms. Bradley; $65,500 for Ms. Johnson; and $59,500 for Mr. Peoples.

(2)
The values for stock awards reflect the grant date fair value of annual stock awards described above. Grant date fair value is calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. See Note 16 to the consolidated financial statements in our 2015 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The grant date fair value of annual stock awards made during 2015 was (a) $57.76 per share for Mr. Draper, Mr. Adik, Ms. Bradley, Ms. Johnson, and Mr. Peoples, (b) $55.92 for Mr. Dykhouse, and (c) $48.75 (for 1,850 shares) and $48.98 (for 1,000 shares) for Mr. Horsfall, who was elected and joined our Board on April 23, 2015. Mr. Draper, Mr. Adik, Ms. Bradley, Ms. Johnson, and Mr. Peoples deferred their 2015 stock awards under the deferred compensation plan described above. The total deferred share units outstanding as of December 31, 2015, are as follows: Mr. Draper – 104,874; Mr. Adik – 57,452; Ms. Bradley – 16,413; Ms. Johnson – 71,004; and Mr. Peoples – 39,850.

Director Stock Ownership

We believe it is important that the interests of our Board members are aligned with the interests of our stockholders. Accordingly, we have robust stock ownership guidelines for our non-employee directors. Our stock ownership guidelines require each non-employee director to retain at least five times the value of his or her annual cash Board and committee chair retainer(s) in common stock or deferred stock units within five years of commencing service on our Board.

Each of our directors has satisfied his or her stock ownership guideline requirements and has continued to increase his or her ownership level in excess of the requirements. As important as it was to achieve the required stock ownership levels, we and our Board believe it is equally significant that our non-employee directors have continued to retain and increase their stock ownership after meeting their stock ownership guidelines. None of our non-employee directors have sold or otherwise transferred any of their shares of our common stock. In addition, as described above, for 2015, our directors deferred 65 percent of their aggregate compensation into the company’s common stock, even though they previously had satisfied their stock ownership guideline requirements.
The table set forth below shows the non-employee Board members’ stock ownership levels as of December 31, 2015.

Name	Stock Ownership Requirement ($)	Number of Shares or DSUs Owned (#)	Value of Shares or DSUs Owned (1) ($)	Ownership as a Percent of Requirement (1) (%)
E. Linn Draper Jr., Board Chair	625,000	104,874	5,689,415	910%
Stephen P. Adik	175,000	77,452	4,201,771	2,401%
Dorothy M. Bradley	125,000	20,270	1,099,648	880%
Dana J. Dykhouse	175,000	17,500	949,375	543%
Jan R. Horsfall	125,000	2,850	154,613	124%
Julia L. Johnson	125,000	71,004	3,851,967	3,082%
Denton L. Peoples	175,000	42,850	2,324,613	1,328%

(1)	Value of shares or DSUs owned and ownership as a percent of stock ownership requirement are calculated as of December 31, 2015, using a closing stock price of $54.25.

46

Stock Ownership Information
Our common stock is currently our only class of voting securities. The number of shares noted in the tables below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Security Ownership of Directors and Management
The following table sets forth certain information as of February 9, 2016, with respect to the beneficial ownership of shares of our common stock owned by our current directors, the named executive officers, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Stephen P. Adik (1)	—	20,000	60,274	80,274	*
E. Linn Draper Jr.	—	—	109,184	109,184	*
Dorothy M. Bradley	3,857	—	19,163	23,020	*
Dana J. Dykhouse	20,250	—	—	20,250	*
Jan R. Horsfall	5,600	—	—	5,600	*
Julia L. Johnson	—	—	73,902	73,902	*
Denton Louis Peoples	3,000	—	42,828	45,828	*
Robert C. Rowe (2)	7,381	—	120,687	128,068	*
Brian B. Bird	50,164	—	—	50,164	*
Heather H. Grahame	25,665	—	—	25,665	*
Curtis T. Pohl	17,023	—	—	17,023	*
Bobbi L. Schroeppel	16,187	—	—	16,187	*
Directors and Executive Officers as a Group (16 persons)	172,943	20,000	451,594	644,537	1.34
* Less than one percent.

(1)	Shares held indirectly by Mr. Adik represent shares held in a trust of which Mr. Adik and his spouse are co-trustees.

(2)	Shares held indirectly by Mr. Rowe represent shares held in a SEP IRA owned by Mr. Rowe.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on information furnished to us and contained in reports filed with the SEC, as well as written representations that no other reports were required, NorthWestern believes that during 2015 all of its directors and executive officers timely filed all reports required by Section 16 of the Exchange Act.

47

Stock Ownership Information

Security Ownership of Certain Beneficial Holders
The following table sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock as of February 11, 2016. The information reflected in the table is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	7,702,959	16.0
55 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc. (2)	3,771,534	7.8
100 Vanguard Blvd., Malvern, PA 19355

(1)
Reflects shares beneficially owned by BlackRock, Inc. as of December 31, 2015, according to a statement on Schedule 13G/A filed with the SEC on January 8, 2016, which indicates that the beneficial owner, a holding company, or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 7,579,600 shares and sole dispositive power with respect to 7,702,979 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

(2)
Reflects shares beneficially owned by The Vanguard Group, Inc., as of December 31, 2015, according to a statement on Schedule 13G filed with the SEC on February 11, 2016, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1(b), has sole voting power with respect to 64,113 shares and sole dispositive power with respect to 3,711,721 shares. The beneficial owner has shared voting power with respect to 2,500 shares and shared dispositive power with respect to 59,813 shares and shared voting power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

48

Other Matters
Securities Authorized for Issuance Under Equity Compensation Plans
The following table presents summary information about our Equity Compensation Plan, as of the close of business on December 31, 2015:

a.	The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;

b.	The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and

c.	The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	244,885	(2)	$39.77	(3)	933,387	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	244,885				933,387

(1)	Consists of the Equity Compensation Plan, which was re-approved by stockholders at the 2014 annual meeting.

(2)
Consists of (a) 187,572 unvested performance units, with a weighted average grant date fair value of $40.39, granted to employees who participate in our LTIP, and (b) 57,313 unvested restricted share units, with a weighted average grant date fair value of $37.76, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).

(4)	Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

49

Corporate Governance
Our Board oversees the business of the company. It establishes overall policies and standards for us and reviews the performance of our management. The Board operates pursuant to a set of written Corporate Governance Guidelines that set forth the company’s corporate governance philosophy and the governance policies and practices that the company has established to assist in governing the company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.

● Certificate of Incorporation
● Bylaws
● Audit Committee Charter
● Human Resources Committee Charter
● Governance and Innovation Committee Charter
● Corporate Governance Guidelines
● Code of Conduct and Ethics

● Code of Ethics for the Chief Executive Officer
      and Senior Financial Officers
● Complaint Procedures for the Audit Committee
      of the Board
● Corporate Political Contributions Policy
● Insider Trading Policy
● Related Persons Transactions Policy

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance standards as appropriate to best serve the interests of our stockholders. Our commitment to corporate governance best practices has been recognized. Forbes has recognized us three times on its list of America’s Most Trustworthy Companies, a distinction awarded, according to Forbes, for transparent accounting and solid corporate governance practices. Our proxy disclosures also have been recognized by the NYSE Governance Services and Corporate Secretary magazine. In June of 2015, our 2014 proxy statement received NYSE's Exemplary CD&A award. That proxy statement also received Corporate Secretary’s Best Proxy Statement (small to mid-cap) award, and we were a finalist for Corporate Secretary’s Best Proxy Statement in 2012 and 2013. Glass Lewis and C-Suite magazine also have recognized our say-on-pay disclosures.

We believe that the corporate governance practices we have adopted benefit our stockholders by maintaining appropriate accountability for our company.

What We Do
●	Annual election of all directors.
●
Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.

●	Allow stockholders owning 25 percent of our shares to call a special meeting.
●	Independent board. Our Board is comprised entirely of independent directors, except our CEO.
●	Independent Board Chair.
●	Independent Board committees. Each of our Board committees (audit, human resources, and governance and innovation) is made up solely of independent directors.
●	Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the company.
●
Code of Conduct and Ethics. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct and Ethics applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.

●	Robust stock ownership guidelines for executive officers and directors.

50

Corporate Governance

What We Don’t Do
●	Poison pill. We do not have a stockholders rights plan or poison pill.
●	Hedging or pledging of company securities. We do not allow our directors, executives, or employees to hedge or pledge company securities.
●	Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
●
Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.

Board of Directors
Our Board currently has eight members. Director Peoples is not seeking re-election at our 2016 annual meeting, and we will be reducing the size of the Board to seven effective with his resignation. We believe a limited number of directors helps maintain personal and group accountability. Our Board is independent in composition and outlook, led by an independent Chair and composed of independent directors, with the exception of our CEO.

Our individual Board members have varied expertise and bring extensive professional experience from both within and outside our industry. This provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. These varied perspectives expand the Board’s ability to provide relevant guidance to our business.

Collective Skills of Board Nominees
● ● ● ●	● ● ● ● ● ●	● ● ● ● ● ●	● ●	● ●	● ● ●	● ● ● ● ● ●	●	● ● ● ● ● ●	● ● ● ● ● ● ●

Utility	Finance	Executive	Regulatory	Engineering	Service Territory	Legal / Public Policy	Marketing	Board	NACD Fellow
Our Board acts as a coherent team and fosters an environment that allows individual insights to contribute to the group consensus. Our Board members are focused on long-term company success and maintain an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
Each of our eight current Board members has exceeded the stock ownership requirements established by our Corporate Governance Guidelines and continues to hold stock in excess of these ownership requirements. None of our Board members has sold any company stock. Each current director has been recognized as a Governance Fellow by the National Association of Corporate Directors (NACD).
Our Board is actively engaged both inside and outside the boardroom. Our Board members have knowledge and insight that enables them to provide guidance concerning our business, with particular focus on succession planning, corporate strategy, executive compensation, risk management, and operating performance. Our Board members spend time in our service territory interacting with our employees, customers, and community leaders. They seek and participate in learning opportunities to stay abreast of both the latest industry and corporate governance developments affecting their role as directors.

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Most of our Board meetings, including the annual meeting, are held in approximately twelve locations throughout our service territory, on a rotating basis. This practice of rotating meeting locations offers several educational opportunities for our Board members, including attending receptions of community leaders and meetings with employees. These opportunities are intended to inform our Board about the communities we serve and the issues, concerns, and successes of our employees. Holding Board meetings in our service territory allow our Board to gain a broader understanding of various areas of our company and permit non-management employees to make presentations to the Board that highlight their work. Our Board meeting agendas regularly include in-depth discussions concerning enterprise risks and different areas of our financial statements.
Our Board considers attendance at board and stockholder meetings and participation by directors in determining continued service on the Board. Attendance and participation is reviewed as part of the Board’s annual self-evaluation process. The Board held nine meetings in 2015. Each of our directors attended 100 percent of the meetings of the Board and of each committee on which he or she served, except one director that was unable to attend a special meeting of the Board. At our last annual meeting of stockholders in April 2015, all of our current directors were in attendance.
Individual Directors
Following are biographies of seven of our current Board members, each of whom is currently serving and has been nominated to serve another one-year term. As previously announced, our eighth Board member, Denton Louis Peoples, is not seeking re-election at our annual meeting.

Stephen P. Adik Age 72 Independent Director since 2004

Utility, Finance, and Engineering experience as the retired vice chairman (2001-03) of NiSource, Inc., an electric and natural gas production, transmission and distribution company, as well as other executive roles prior to that, including chief financial officer (1996-2001).

Other Executive, Board, and NACD Fellow credentials through positions in the railroad industry, service on the boards of American Water Works Company, Inc. (NYSE: AWK, 2009-14) and Beacon Power (NASDAQ: BCON, 2004-10), as well as other boards (Chicago SouthShore and South Bend Railroad and the Dearborn Midwest Conveyor Company).

We believe Mr. Adik is Qualified to Serve on our Board because of his
● 25+ years energy and utility experience
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE), MBA in finance
● Board service in energy- and utility-related industries brings developed perspective
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

Thanking a retiring board member

In January 2016, Denton Louis Peoples announced that he would not be seeking re-election to our Board at the end of his annual term on April 20, 2016, due to his fight against pancreatic cancer. Lou has served over ten years on our Board, including most recently as the chair of our Governance and Innovation Committee. During his Board tenure, he has leveraged the experience from his career as a utility executive and brought a keen focus on technology and innovation issues. He has dedicated much of his life to serving others through his involvement in numerous charitable organizations. We are grateful to have had his service to our shareholders and company over these past ten years.

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Dorothy M. Bradley Age 69 Independent Director since 2009

Legal / Public Policy and Board experience as the retired District Court Administrator for the 18th Judicial Court of Montana (2000-07), eight terms as an elected state legislator in the Montana House of Representatives (beginning in 1971) and the Director of the University Water Center at Montana State University (1993-2000).

Service Territory and NACD Fellow credentials as a resident of and respected civic leader in Montana, including non-public company Board positions at One Montana, Science Technology Engineering and Math, and the American Prairie Foundation.

We believe Ms. Bradley is Qualified to Serve on our Board because of her
● Experience as a respected civic leader within the Montana judicial and legislative systems
● Local perspective on relevant regulatory, political and community issues facing our company
● Background in the public policy arena beneficial for dealing with environmental issues
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

E. Linn Draper, Jr. Age 74 Independent Director since 2004 Chair of the Board

Utility, Executive, and Engineering experience through positions as retired chairman, president and chief executive officer of both American Electric Power Company, a public utility holding company (1992-2004), and Gulf States Utilities Company, an electric utility company (1979-1992), as well as other executive roles and his background in nuclear engineering.

Finance, Board, and NACD Fellow credentials as a result of extensive service on several public boards (and their committees) for companies in the utility, energy and related industries, including former service to the boards of Alliance Data Systems (NYSE: ADS) (since 2005), Alpha Natural Resources, Inc. (NYSE: ANR) (since 2004); TransCanada (NYSE: TRP) (2005-13), and Temple-Inland Inc. (2004-12).

We believe Dr. Draper is Qualified to Serve on our Board because of his
● Extensive experience as the lead executive for some of the top electric utilities in the country
● Wide perspective gained from public company board and committee service
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

Dana J. Dykhouse Age 59 Independent Director since 2009

Finance, Executive, and Board experience through his leadership of First PREMIER Bank, a regional bank headquartered in Sioux Falls, South Dakota, as its chief executive officer (since 1995) and his service in a variety of executive leadership roles in community and professional organizations and non-public company boards in South Dakota.

Service Territory and NACD Fellow credentials as a resident of and respected civic leader in South Dakota.

We believe Mr. Dykhouse is Qualified to Serve on our Board because of his
● Experience as a respected civic, community and professional leader within South Dakota
● Local perspective on relevant issues facing our company in South Dakota
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

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Jan R. Horsfall Age 55 Independent Director since 2015

Finance, Marketing, and Executive experience through his current position as co-founder and chief executive officer of Maxletics Corporation, a sports technology and media company (since 2014) and his former roles as chief executive officer of Universal Lubricants, LLC (2012-14), an oil collecting, refining, blending and distribution company; founder and co-chairman of Startup Colorado (2011-12), a startup business incubator in Colorado's front range; chief marketing officer of Turbine Inc. (2009-10), an online gaming company, which was sold to Warner Bros. Interactive Entertainment; founder and CEO of Gemini Voice Solutions, Inc., an experimental broadband voice (VoIP) company; vice president of marketing for LYCOS, Inc., an internet portal and search engine; and vice president of consumer brand strategy for Valvoline, a provider of automotive after-market products, among other positions.

Board and NACD Fellow credentials as a current and former board member of several privately held and non-profit entities.

We believe Mr. Horsfall is Qualified to Serve on our Board because of his
● Executive experience as a chief executive officer, chief marketing officer and other positions
● Financial proficiency – financially literate (NYSE)
● Marketing background
● Experience with mergers, acquisitions and the growth and development of companies
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2015

Julia L. Johnson Age 53 Independent Director since 2004

Utility, Regulatory, Executive, Finance, and Legal / Public Policy experience through her leadership as President of NetCommunications, LLC (since 2000), a consulting firm in the energy, telecommunications and information technology public policy arenas, prior service as Chairwoman (1997-99) and Commissioner (1993-97) of the Florida Public Service Commission, service to various public policy and non-profit organizations, and legal background.

Board and NACD Fellow credentials as a director on public company boards, including companies in the utility and energy industries, such as current service to American Water Works Company, Inc. (NYSE: AWK) (since 2008), FirstEnergy (NYSE: FE) (since 2011 following merger with Allegheny Energy in 2011), and MasTec, Inc. (NYSE: MTZ) (since 2002), and former service to the board of Allegheny Energy (NYSE: AYE) (2003 until merger with FirstEnergy in 2011).

We believe Ms. Johnson is Qualified to Serve on our Board because of her
● Experience in the public utility regulatory arena, as an executive, board member and regulator
● Public policy background which provides a wide perspective on regulatory and political issues
● Financial proficiency – financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

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Robert C. Rowe Age 60 Director since 2008

Utility, Regulatory, Finance, Executive, and Legal / Public Policy experience through service as our president and chief executive officer (since 2008) and former service as co-founder and senior partner at Balhoff, Rowe & Williams (2005-08), a national professional services firm advising the telecommunications and energy industries, and chairman (2003-04)and commissioner (1993-2002) of the Montana Public Service Commission.

Service Territory, Board, and NACD Fellow credentials as a resident of Montana, and from voluntary leadership roles in the utility industry, such as chairman (2012-2013) of the Western Energy Institute (2012-present), co-chair of the Institute of Electric Innovation (Edison Electric Foundation), board member of the American Gas Association, and past president of the National Association of Regulatory Utility Commissioners.

We believe Mr. Rowe is Qualified to Serve on our Board because of his
● Position as our president and chief executive officer
● Experience in the regulatory and public policy arenas
● Financial proficiency – financially literate (NYSE)
● Demonstrated commitment to boardroom excellence – NACD Governance Fellow since 2011

Independent Board Chair

Our Board has placed the responsibilities of Chair with an independent member of the Board, which we believe provides optimum accountability between the Board and our management team. We believe it is beneficial to have an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team. Our Chair is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; presiding at Board meetings, executive sessions and stockholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the company in the eyes of our customers, employees, and other stakeholders.

Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered independent if he or she qualifies as “independent” under (1) NYSE standards and any applicable laws and (2) he or she (a) has never been an employee of the company or any of its subsidiaries, (b) is not a close relative of any management employee of the company, (c) provides no services to the company, and is not employed by any firm providing major services to the company, other than as a director, and (d) receives no compensation from the company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the company’s relevant business records, publicly available information and the applicable SEC and NYSE requirements.
Based on its review, the Board determined that all of the non-employee directors (Messrs. Adik, Draper, Dykhouse, Horsfall, and Peoples, and Mses. Bradley and Johnson) are independent as defined in the listing standards noted above. Our final director, Mr. Rowe, is an executive officer of the company and, therefore, is not independent.
In addition to the independence assessment of our current directors, our Board reviewed the family relationships of our current directors and executive officers to determine the existence of any family

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relationships not more remote than first cousins. Based on this review, our Board determined that no such family relationships exist, except that current directors Dana J. Dykhouse and Jan R. Horsfall are first cousins.
Committees of the Board

We have three Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
●  Audit Committee;
●  Human Resources Committee; and
●  Governance and Innovation Committee.

We hold our Board committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members attends each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.
The general functions of the committees are set forth in the following paragraphs. Each of these committees has a written charter that can be found on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.

Our Audit Committee assists the Board in fulfilling its responsibilities for oversight of (1) the company’s accounting and financial reporting processes, (2) the audits and integrity of the company’s financial statements, (3) the company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, (5) the performance of the company’s internal audit function and independent auditors, (6) preparation of the Audit Committee reports that the rules of the SEC require to be included in the company’s annual proxy statement, (7) significant financings and dividend policy and dividend payment recommendations, and (8) such other duties as directed by the Board.
The Board determined that each member of the Audit Committee qualifies as an audit committee financial expert under the applicable SEC regulations and that each member of the Audit Committee is independent, as defined in the listing standards of the NYSE and the SEC regulations, and financially literate within the meaning of the listing standards of the NYSE.

Our Human Resources Committee (HR Committee) acts on behalf of and with the concurrence of the Board with respect to compensation, benefits and other employment matters for executives; stock-based compensation plans for employees; the election and appointment of executive officers and other officers; the assessment of the performance of the CEO; and the compensation of non-employee members of the Board. Our HR Committee has delegated the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.

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Each member of our HR Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act, and independent under the standards of the NYSE.
The HR Committee has directly retained Willis Towers Watson as its independent, external compensation consultant for the last several years. Willis Towers Watson is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. Willis Towers Watson reports directly to the HR Committee and, at the HR Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Willis Towers Watson also evaluates other compensation issues at the direct request of the HR Committee.
In accordance with NYSE requirements approved by the SEC in 2013, the HR Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Willis Towers Watson (then known as Towers Watson) to do work in 2015 and 2016:

1.	The provision of other services to the company by Towers Watson.

2.	The amount of fees received from the company by Towers Watson, as a percentage of the firm's total revenues.

3.	The policies or procedures of Towers Watson that are designed to prevent conflicts of interest.

4.	Any business or personal relationship of a member of the HR Committee with the regular members of the Towers Watson executive compensation team serving the company.

5.	Any stock of the company owned by the regular members of the Towers Watson executive compensation team serving the company.

6.	Any business or personal relationships between the executive officers of the company and the regular members of the Towers Watson executive compensation team serving the company.
The HR Committee also obtained a representation letter from Willis Towers Watson addressing these six factors and certain other matters related to its independence. Based on the HR Committee’s evaluation of these factors and the representations from Willis Towers Watson, the HR Committee concluded that Willis Towers Watson is an independent adviser and has no conflicts of interest with us.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the HR Committee also considers input on executive compensation from our CEO and CFO.

Our Governance and Innovation Committee (Governance Committee) is comprised of independent directors and assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, in developing and implementing our corporate governance principles, and in overseeing the company’s efforts concerning innovation, including emerging or competing technologies and alternative energy resources. Further, the Governance Committee reviews and oversees our position on corporate social responsibilities, and public policy issues that significantly affect us, our stockholders, our customers and our other key stakeholders.
Our Governance Committee evaluates each director candidate to determine whether such candidate should be recommended to the Board as a director nominee. In considering new individuals for nomination as directors, the Governance Committee typically solicits recommendations from its current directors and is authorized to engage third-party advisers, including search firms, to assist in the identification and evaluation

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of candidates. For a further discussion of the standards our Governance Committee uses to evaluate director candidates, please see Proposal 1 – Election of Directors, earlier in this Proxy Statement.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders must notify our Corporate Secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The stockholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation and other information required in proxy solicitations. The nomination notice also must include the nominating stockholder’s name and address, the number of shares of our common stock beneficially owned by the stockholder and any arrangements or understandings between the nominee and the stockholder. The stockholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director. The manner in which the Governance Committee evaluates candidates recommended by stockholders is generally the same as candidates from other sources. However, the Governance Committee also will seek and consider information concerning the relationship between the recommending stockholder and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Governance Committee will not evaluate a candidate recommended by a stockholder unless the stockholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern and to provide all of the information required to conduct an evaluation.
Code of Conduct
Our Board adopted a Code of Conduct and Ethics (Code of Conduct) which it reviews annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission and SERVICE values. You may review our Code of Conduct on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.
Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key strategic, operational, financial, regulatory, compliance, and security risks. The Audit Committee receives reports from management at least quarterly regarding the company’s assessment of risks. The HR Committee oversees risks in compensation plans, and the Governance Committee oversees risks in corporate governance and social responsibilities including environmental, health and safety matters. In addition, the Audit Committee reports regularly to the full Board, which also considers the company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the company and review the corporate risk appetite in evaluating strategic alternatives and business development opportunities. While the Board oversees the company’s risk management, our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and business continuity programs (ERM) achieve their objectives. While management is responsible for the day-to-day risk management processes, we have structured our ERM reporting relationship through our Chief Audit and Compliance Officer who reports functionally to the Audit Committee. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

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Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the company and its stockholders. No material related person transactions were identified during 2015.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more stockholder of the company, as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals; and a “related person transaction” is a transaction involving (1) the company, (2) a related person and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the company and its stockholders. The policy is available on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.
Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits our directors and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. The Insider Trading Policy also prohibits our directors and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by the insider trading compliance officer. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at the federal, state, and local levels; and changes to these laws can affect our business, employees, communities and stockholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.
Communications with Our Board
Communications by an interested party to our Board, Board Chair or independent directors, individually or as a group, should be addressed to our Corporate Secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108. The Corporate Secretary will forward any communication received to the intended recipient.

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Audit Committee Report
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2015. A summary of the Audit Committee’s oversight responsibilities can be found on page 56 of this proxy statement. A copy of the charter is available on NorthWestern’s website at www.northwesternenergy.com under Our Company / Investor Relations / Corporate Governance.
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2015, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and the Audit Committee has discussed with Deloitte the firm’s independence. The compatibility of non-audit services was considered with the auditor’s independence.
Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.
Audit Committee
Stephen P. Adik, Chair
Dana J. Dykhouse
Jan R. Horsfall
Denton Louis Peoples
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, E. Linn Draper Jr., and our CEO, Robert C. Rowe, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described on the next page.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
Management is not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.
Record Date and Voting
All stockholders of record as of the close of business on the record date, February 22, 2016, are entitled to receive notice of and to vote, in person or by proxy, at the annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote per share upon each matter presented at the annual meeting. The company does not have any other outstanding class of voting stock. Stockholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy

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from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

:
Voting on the Internet. You may vote by proxy on the internet up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

(
Voting by Telephone. You may vote by proxy by telephone up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting by using the toll-free number listed on your proxy card or voting instruction form. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

+
Voting by Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

?
Voting in Person at the Annual Meeting. If you attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in street name by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting. Submitting your vote by proxy will not affect your right to attend the annual meeting and to vote in person.

✗
Revoking Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by again voting by one of the methods described above or by attending the annual meeting and voting in person. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
At the close of business on the record date, there were [ ] shares of NorthWestern Corporation common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
A quorum, which is a majority of the outstanding shares as of the record date, is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
Broker Non-Votes
Under the rules of the New York Stock Exchange (NYSE), certain stockholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters – such as the election of directors, the advisory vote to approve named executive officer compensation, and the amendment of the director removal provisions of our Certificate of Incorporation – unless they receive instruction from the beneficial owner.
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, and are not counted to determine the number of votes present for the particular proposal. For certain proposals, however, a broker non-vote will have the effect of a vote against the proposal.

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Voting Procedures and General Information

Under the rules of the NYSE, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors, Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation, or Proposal 4 — Amendment of Certificate of Incorporation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” the advisory vote to approve named executive officer compensation, and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominee with most “FOR” votes is elected.
If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance and Innovation Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	If a quorum exists, the majority of votes present in person or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation	FOR
If a quorum exists, the majority of votes present in person or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Proposal 4: Approve Amendment to Certificate of Incorporation	FOR	Majority of shares outstanding and entitled to vote.	Vote against	Vote against
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, facsimile, or similar means by our directors, officers, or employees without additional compensation.
We will, on request, reimburse stockholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator, and a representative from NorthWestern will act as the Inspector of Election.

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Voting Procedures and General Information

Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available on the internet at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
General Information
Attending the Annual Meeting in Person or by Webcast
Only stockholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person. If you wish to attend the annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. You may be asked to provide photo identification, such as a driver’s license.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted at the annual meeting. No banners, signs, firearms, or weapons will be allowed in the meeting room.

We reserve the right to inspect all items entering the meeting room.
The annual meeting will be held at the NorthWestern Energy Montana Operational Support Office, 11 East Park Street, Butte, Montana, as shown on the map to the right.
The annual meeting will be webcast (audio and slides) simultaneously with the live meeting. You may access the webcast from our website at northwesternenergy.com under Our Company / Investor Relations / Presentations and Webcasts. A webcast replay will be available at the same location on our website through May 20, 2016.

Householding; Receipt of Multiple Notices
Under the rules of the Securities and Exchange Commission (SEC), a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement were sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2016 or in the future, he or she may telephone toll-free (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

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Voting Procedures and General Information

Available Information
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our company website at www.northwesternenergy.com under Our Company / Investor Relations / SEC Filings.
Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov. You also may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC: Public Reference Room, 100 F Street NE, Room 1580, Washington, DC 20549.
Please call the SEC at (800) 732-0330 for further information on the public reference room. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street NE, Room 1580, Washington, DC 20549, at prescribed rates.
Future Stockholder Proposals
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
To be considered for inclusion in the proxy statement for our annual meeting to be held in 2017, stockholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Corporation not later than November 7, 2016. Such proposal must comply with all applicable SEC requirements that a stockholder must meet in order to have a stockholder proposal included in the company’s proxy statement.
Other Stockholder Proposals for Presentation at the 2017 Annual Stockholders’ Meeting
For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2017 Annual Stockholders’ Meeting, the company’s bylaws require that timely notice must be given to the corporate secretary. To be timely, the notice must be received by the corporate secretary of NorthWestern Corporation between December 21, 2016, and January 20, 2017.
Stockholder proposals should be delivered or mailed to and received by the Company in accordance with the dates set forth above and addressed to:
Corporate Secretary
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
To be in proper written form, a stockholder’s notice for both annual and special meetings must set forth:
(1) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (Exchange Act) and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
(2) as to any other business that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the company, the language of

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Voting Procedures and General Information

the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such stockholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and
(3) as to the stockholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such stockholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such stockholder and beneficial owner, (c) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to an annual meeting if the stockholder has notified the company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the company to solicit proxies for such annual meeting. The company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the company.
Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director - Investor Relations and Business Development (605) 978-2945	or	Emily Larkin Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

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Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

2008 Severance Plan	NorthWestern Corporation 2008 Key Employee Severance Plan, effective Oct. 1, 2008
AGA	American Gas Association
Board	Board of Directors of NorthWestern Corporation
CD&A	Compensation Discussion and Analysis
CEO	President and Chief Executive Officer
Amended and Restated Certificate of Incorporation of NorthWestern Corporation
CFO	Vice President and Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Corporation d/b/a NorthWestern Energy
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors
Equity Compensation Plan	NorthWestern Corporation Amended and Restated Equity Compensation Plan (f/k/a NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan)
EPS	Earnings per share
ERM	Enterprise Risk Management and Business Continuity Programs
ERRP	Executive Retention / Retirement Program
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for company policy, strategy and operations. For 2015, there were nine executive officers serving on our executive team.
Governance Committee	Governance and Innovation Committee
HR Committee	Human Resources Committee
LTIP	Long-Term Incentive Program
NACD	National Association of Corporate Directors
Named Executive Officer
The CEO, CFO, and the three most highly compensated officers, other than the CEO and CFO, who were serving as executive officers at the end of 2015. Our named executive officers for 2015 are identified in the Compensation Discussion and Analysis section of this Proxy Statement.

NorthWestern	NorthWestern Corporation d/b/a NorthWestern Energy
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
OSHA	Occupational Safety and Health Administration
Our	NorthWestern Corporation d/b/a NorthWestern Energy
PCAOB	Public Company Accounting Oversight Board
Record Date	February 22, 2016
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
TSR	Total stockholder return
Us	NorthWestern Corporation d/b/a NorthWestern Energy
We	NorthWestern Corporation d/b/a NorthWestern Energy

Montana Operational Support Office 11 East Park Street Butte, Montana 59701 (406) 497-1000	South Dakota / Nebraska Operational Support Office 600 Market Street West Huron, South Dakota 57350 (605) 353-7478	Corporate Support Office 3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900
NorthWesternEnergy.com

VOTING CARD
[Front Side]

NORTHWESTERN CORPORATION 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the VOTE BY INTERNET instructions above, and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instruction prompts.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Stephen P. Adik 02) Dorothy M. Bradley 03) E. Linn Draper Jr. 04) Dana J. Dykhouse	05) Jan R. Horsfall 06) Julia L. Johnson 07) Robert C. Rowe
Vote on Proposals				For	Against	Abstain
The Board of Directors recommends that you vote FOR Proposal 2:
2. Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2016.				☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote on the compensation for our named executive officers.				☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 4:
4. Approval of the amendment of the director removal provision of our Certificate of Incorporation.				☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 5:
5. Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.				☐	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN CORPORATION
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 20, 2016

The undersigned hereby appoints E. Linn Draper Jr. and Robert C. Rowe, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2016 Annual Meeting of Stockholders of NORTHWESTERN CORPORATION to be on held Wednesday, April 20, 2016, at 10:00 a.m. Mountain Daylight Time at the NorthWestern Energy Montana Operational Support Office, 11 East Park Street, Butte, Montana, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1; “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION IN ITEM 3; AND "FOR" THE APPROVAL OF THE AMENDMENT OF THE DIRECTOR REMOVAL PROVISION OF OUR CERTIFICATE OF INCORPORATION IN ITEM 4.

Continued and to be signed on the reverse side